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                             FORM OF FACILITY LEASE
                             ----------------------

                       FACILITY LEASE - UNDIVIDED INTEREST
                           (Searles Valley Trust 1996)

                            dated as of July 15, 1996

                                     between

                     U.S. TRUST COMPANY OF CALIFORNIA, N.A.,

           not in its individual capacity, but solely as owner trustee under the Trust Agreement that creates the trust
                       identified under the title hereof,

                                   as Lessor,

                                       and

                        NORTH AMERICAN CHEMICAL COMPANY,

                                    as Lessee


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            Lease of an Undivided Interest in the Argus Utility Plant
                           Searles Valley, California


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                                TABLE OF CONTENTS

                           (Facility Lease Agreement)

                                                                           Page
                                                                           ----

PARTIES.....................................................................  1

Section 1.  Definitions.....................................................  1

Section 2.  Lease of the Facility and Sublease of the Site; Conflicts with
            Site Lease......................................................  1

Section 3.  Lease Term......................................................  1

Section 4.  Rent............................................................  2

Section 5.  Representations, Warranties and Agreements as to the Facility;
            Claims Under Warranties.........................................  4

Section 6.  Liens; Quiet Enjoyment..........................................  6

Section 7.  Lawful Use; Maintenance; Modifications and Additions............  6

Section 8.  Identification.................................................. 10

Section 9.  Insurance....................................................... 11

Section 10. Return of the Facility.......................................... 16

Section 11. Notice of Defaults.............................................. 18

Section 12. Voluntary Termination........................................... 18

Section 13. Event of Loss; Repair; Regulatory Event of Loss................. 21

Section 14. No Interest Conveyed to Lessee.................................. 23

Section 15. Sublease; Location.............................................. 24

Section 16. Inspection and Reports.......................................... 24

Section 17. Events of Default............................................... 25

Section 18. Remedies........................................................ 28


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                                                                           Page
                                                                           ----

Section 19. Right to Perform for Lessee..................................... 32

Section 20. Renewal Terms................................................... 33

Section 21. Lessee's Options to Purchase the Undivided Interest in the
            Facility........................................................ 34

Section 22. End of Lease Term Notices; Procedures for Renewal or Purchase... 35

Section 23. Further Assurances.............................................. 36

Section 24. Counterparts; Uniform Commercial Code........................... 36

Section 25. Notices......................................................... 37

Section 27. Miscellaneous................................................... 37

Section 28. Limitations on Lessor Liability................................. 39



Schedule I   Description of Facility
Schedule II  Description of Site
Schedule III Interim Rent and Basic Rent
Schedule IV  Stipulated Loss Values


                                     - ii -

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                       FACILITY LEASE - UNDIVIDED INTEREST
                          (Searles Valley Trust 1996)

                  THIS FACILITY LEASE - UNDIVIDED INTEREST dated as of July 15, 1996 (this "Lease"), is between U.S. TRUST COMPANY OF CALIFORNIA, N.A., a national banking association, not in its individual capacity, but solely as owner trustee under the Trust Agreement that creates the trust identified under the title hereof, as Lessor ("Lessor"), and NORTH AMERICAN CHEMICAL COMPANY, a Delaware corporation, as Lessee ("Lessee").

                              W I T N E S S E T H:

                  Concurrently  with its  execution  and delivery of this Lease,
(i) Lessor is acquiring the Undivided Interest in the Facility in accordance with the terms and provisions of the Participation Agreement, (ii) Lessor is acquiring the Leasehold Estate from Lessee pursuant to the Site Lease, (iii) Lessor now proposes to sublease the Leasehold Estate to Lessee in accordance with the terms and conditions hereof and (iv) Lessor now proposes to lease the Undivided Interest in the Facility to Lessee in accordance with the terms and conditions hereof.

                  NOW, THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereto agree as follows:

                  Section 1. Definitions. Capitalized terms used but not defined herein (including those used in the foregoing recital) shall have the meanings assigned to them in the Participation Agreement (Searles Valley Trust 1996), dated as of the date hereof (the "Participation Agreement") among Lessee, HCNA, [Owner Participant] and Lessor. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits to this Lease unless otherwise indicated.

                  Section 2. Lease of the Facility and Sublease of the Site; Conflicts with Site Lease. In consideration for the covenants and agreements herein contained, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Undivided Interest in the Facility, and Lessor hereby subleases to Lessee, and Lessee hereby subleases from Lessor, the Site to have and to hold the same, together with all the rights, privileges and appurtenances thereunto belonging, unto Lessee, its successors and permitted assigns, for the Lease Term upon and subject to the covenants, agreements, terms, conditions, limitations and provisions hereinafter set forth. The Facility is described in Schedule I, which Schedule I shall for all purposes constitute part of this Lease. The Site on which the Facility is located is described in Schedule II, which Schedule II shall for all purposes constitute part of this Lease. The rights of Lessee arising under or pursuant to this Lease are subject to any provisions in the Site Lease to the contrary, and in case of any conflict between the rights of Lessee under this Lease or as Site Lessor under the Site Lease, the terms of the Site Lease shall control.

                  Section 3. Lease Term. The Lease Term shall consist of an interim term (the "Interim Term") commencing on the Closing Date and ending on August 14, 1996 and a basic


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term (the  "Basic  Term")  commencing  on the Basic Term  Commencement  Date and ending on July 15, 2009, subject to earlier termination in accordance with this Lease and subject to renewal pursuant to Section 20.

                  Section 4. Rent. (a) Interim Rent; Basic Rent;  Sublease Rent.
(i) Lessee shall pay to Lessor, as interim rent ("Interim Rent") in advance for the Undivided Interest in the Facility, on the Closing Date, the amount set forth on Schedule III opposite the caption "Interim Rent". On each Basic Rent Payment Date during the Basic Term, Lessee shall pay to Lessor Basic Rent (in advance as set forth in Schedule III) in the amount set forth on Schedule III opposite such Basic Rent Payment Date. Basic Rent with respect to any Renewal Term shall be payable as provided in Section 20(b). Amounts of Interim Rent, Basic Rent and Stipulated Loss Value percentages are subject to adjustment as provided in Article III of the Participation Agreement.

                  (ii) During the Lease Term, Lessee shall pay to Lessor, as rent for the sublease by Lessor to Lessee of the Leasehold Estate, an amount equal to the amount payable by Lessor to Site Lessor as rent under Section 4 of the Site Lease. The amount payable by the Lessee under this Section 4(a)(i) shall be due on each date on which rent is due from Lessor under Section 4(a) of the Site Lease, and shall automatically be offset against the amount due under such Section 4(a) of the Site Lease on each date on which such amount is due.

                  (b) Supplemental Rent. Lessee shall pay to Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document, any and all Supplemental Rent promptly as the same shall become due and payable, including any interest payable as provided in Section 4(d).

                  (c) Method of Payment. Rent shall be paid to Lessor by wire transfer of immediately available funds to Owner Participant's account in New
York City at  [               ],  ABA No.:  [          ],  for credit to account
number [       ], Account Name:  [               ],  or to such other account as
Lessor shall specify to Lessee on at least fifteen (15) Business Days' prior written notice; provided, however, that, in the case of Supplemental Rent, payment shall be made to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document. Each payment of Rent due hereunder shall be made by Lessee prior to 1:00 p.m., New York time, on the date when such payment shall be due; provided, however, that if such date shall not be a Business Day, such payment shall be made on the next succeeding Business Day with the same effect as if such payment had been made on the scheduled due date therefor and no interest shall accrue on the amount of such payment from and after such scheduled due date.

                  (d) Late Payment. In the event any Rent shall not be paid when due, Lessee shall pay to Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from the due date thereof to the date of payment thereof at the Overdue Interest Rate.


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




                  (e) Net Lease; No Set-off, Counterclaims, etc. This Lease is a net lease and the Lessee hereby acknowledges and agrees that the Lessee's obligation to pay all Rent hereunder, and the rights of the Lessor and each other Person entitled thereto in and to such Rent, shall be absolute, unconditional and irrevocable and shall be without abatement, suspension, or other reduction and otherwise shall not be released, discharged or affected (except as may be expressly provided herein) by any circumstance of any character, including, without limitation: (i) any set-off, abatement, counterclaim, suspension, recoupment, reduction, compromise, settlement, release, modification, amendment (whether material or otherwise), waiver, release or discharge (by act or operation of law), rescission, defense or other right or claim that Lessee may have against Lessor, the Trust Company, the Power Contract Trustee, Owner Participant, the Operator, any contractor, any vendor or manufacturer of any equipment or assets included in the Facility or any
Modification or any part of any thereof, or any other Person for any reason whatsoever (without prejudice to Lessee's right to assert such claim or defense in a separate action, so long as Lessee does not set-off the amount of such claim or defense against its obligation to pay Rent hereunder); (ii) the assignment or pledging or the purported assignment or pledging of all or any part of the interest of Lessor, Owner Participant or Lessee in the Facility or any portion thereof or any defect in or failure of the title, merchantability, condition, design, compliance with specifications, operation or fitness for use of all or any part of the Facility, any Modification, any Part, or the Site,
(iii) any damage to, or removal, abandonment, dismantling, decommissioning, shutdown, salvage, scrapping, requisition, taking, condemnation, loss, theft or destruction of all or any part of the Facility, any Modification, any Part, or the Site, or any interference, interruption or cessation in the use or possession of the Facility or the Site, by Lessee or by any other Person for any reason whatsoever or of whatever duration; (iv) any charge, waiver, extension, indulgence or other act or omission in respect of any duty, obligation or liability of Owner Participant, the Trust Company, the Power Contract Trustee, the Operator, any contractor, or any other Person or any claim that Lessee has or might have against any Person (including, without limitation, any vendor, contractor or manufacturer); (v) any restriction, prevention or curtailment of or interference with any use of all or any part of the Facility, any Modification, any Parts, or any right, title or interest in or to the Site; (vi) any insolvency, bankruptcy, reorganization, composition, adjustment, dissolution, liquidation, sale or other disposition of all or substantially all the assets of, marshalling of assets or similar proceeding by or against Lessee, Lessor, Owner Participant, the Trust Company, the Power Contract Trustee, the Operator, any contractor, or any other Person; (vii) the invalidity, illegality, disaffirmance or unenforceability (or the allegation of invalidity, illegality or unenforceability) of this Lease, any other Operative Document, or any other instrument referred to herein or therein or any other infirmity herein or therein or any lack of right, power of authority of Lessor, Lessee, Owner Participant, or any other Person to enter into this Lease, any other Operative Document, or to perform the obligations hereunder or thereunder or consummate the transactions contemplated hereby or thereby or any doctrine of force majeure, impossibility, frustration or failure of consideration or any action taken by any Person, court or trustee with respect to any of the foregoing;
(viii) the breach of or failure to comply with any warranty, representation, covenant or other agreement made in this Lease, any other Operative Document or any other agreement by Lessee, Lessor, Owner Participant, or any other Person;
(ix) any failure, omission or delay on the part


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of any Person to enforce,  assert or exercise  any right,  power or remedy under any Operative Document; (x) the taking or omission of any of the actions referred to in any Operative Document; or (xi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing and whether or not Lessee has notice or knowledge of any such circumstance or happening. Lessee hereby waives, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease or to effect or claim any diminution or reduction of Rent payable by Lessee hereunder, except in accordance with the express terms hereof. Lessee agrees that, if for any reason whatsoever this Lease shall be terminated or suspended in whole or in part by operation of law or otherwise, then, except as expressly provided herein, the Lessee shall pay to the Lessor or any other Person entitled thereto, an amount equal to each payment of Basic Rent and all payments of Supplemental Rent at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated or suspended in whole or in part. Each payment of Rent made by Lessee hereunder shall be final and Lessee shall not seek or have any right to recover all or any part of such payment from the Lessor or any Person for any reason whatsoever. All covenants, agreements and undertakings of the Lessee herein shall be performed at its cost, expense and risk unless expressly otherwise stated. THIS LEASE (AND THE PROVISIONS HEREOF) IS INTENDED TO SUPERSEDE IN ALL RESPECTS THE PROVISIONS OF, THE RIGHTS GRANTED UNDER AND THE OBLIGATIONS IMPOSED BY ARTICLE 2A OF THE NEW YORK AND ARTICLE 10 OF THE CALIFORNIA UNIFORM COMMERCIAL CODE, AND, TO THE FULLEST EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, THE LESSEE HEREBY WAIVES ALL OF ITS RIGHTS AND REMEDIES UNDER SUCH ARTICLE 2A AND SUCH ARTICLE 10 EXCEPT THOSE SET FORTH IN
SECTION 10308(C) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE (AND THE PARTIES DO NOT WAIVE THE PROVISIONS OF SECTION 3440.1K OF THE CALIFORNIA CIVIL CODE), AND THE LESSEE HEREBY ACKNOWLEDGES AND AGREES THAT THE FOREGOING HAS BEEN NEGOTIATED AND IS INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ALL REPRESENTATIONS, WARRANTIES (INCLUDING, WITHOUT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND OF MERCHANTABILITY), OBLIGATIONS AND DUTIES, EXPRESS OR IMPLIED, IMPOSED ON THE LESSOR OR THE OWNER PARTICIPANT UNDER SUCH ARTICLE 2A AND SUCH
ARTICLE 10 EXCEPT THOSE SET FORTH IN SECTION 10308(C) OF THE CALIFORNIA UNIFORM COMMERCIAL CODE (AND THE PARTIES DO NOT WAIVE THE PROVISIONS OF SECTION 3440.1K OF THE CALIFORNIA CIVIL CODE). Nothing contained in this Section 4(e) shall be construed as a guarantee by Lessee of the residual value or useful life of the Facility or any interest therein. All obligations imposed on Lessee under this Lease shall be full recourse obligations of Lessee.

                  Section 5. Representations, Warranties and Agreements as to the Facility; Claims Under Warranties. (a) WITHOUT WAIVING OR OTHERWISE AFFECTING ANY CLAIM LESSEE OR LESSOR MAY HAVE AGAINST ANY THIRD PARTY (OTHER THAN OWNER PARTICIPANT AND OWNER TRUSTEE), LESSEE HEREBY REPRESENTS, WARRANTS, ACKNOWLEDGES AND AGREES THAT (I) THE FACILITY IS OF THE


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SIZE, DESIGN,  CAPACITY AND MANUFACTURE SELECTED BY OR ON BEHALF OF LESSEE, (II)
LESSEE IS SATISFIED THAT THE FACILITY AND THE SITE ARE SUITABLE FOR ITS PURPOSES, (III) LESSOR IS NOT A MANUFACTURER OF OR A DEALER IN PROPERTY OF SUCH KIND AND (IV) THE UNDIVIDED INTERESTS IN THE FACILITY AND THE SITE ARE LEASED
SUBJECT  TO  ALL  APPLICABLE  LAWS  AND  GOVERNMENTAL   REGULATIONS   (INCLUDING
ENVIRONMENTAL LAWS) NOW IN EFFECT OR HEREAFTER ADOPTED AND IN THE STATE AND CONDITION OF EVERY PART THEREOF WHEN THE SAME FIRST BECAME OR BECOMES SUBJECT TO THIS LEASE, WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND BY LESSOR, EXPRESS OR IMPLIED, AS TO THE TITLE, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT, ABSENCE OF LATENT DEFECTS OR FITNESS FOR USE OF THE FACILITY (OR ANY PART THEREOF), THE SITE (OR ANY PART THEREOF) OR THE UNDIVIDED INTERESTS THEREIN OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE FACILITY (OR ANY PART THEREOF) OR THE SITE (OR ANY PART THEREOF), except that Lessor hereby represents and warrants that the Facility and the Undivided Interest therein shall be free of Lessor Liens. It is agreed that as between Lessor on the one hand and Lessee on the other, except as expressly provided herein, all risks incident to the matters discussed in the preceding sentence (other than those relating to Lessor Liens), shall be borne by Lessee both during the Lease Term and in connection with any transfer of the Facility or any part thereof pursuant to Sections 12, 13, 18 or 22. The provisions of this Section 5 (a) have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by Lessor, express or implied, with respect to the Facility, the Site or the Undivided Interest therein, whether arising pursuant to the Uniform Commercial Code or any similar law now or hereafter in effect, or otherwise.

                  (b) Claims Under Warranties. (i) So long as no Event of Default has occurred and is continuing, Lessor hereby assigns to Lessee, until the Lessor Possession Date, all of Lessor's claims and rights, if any, under (including, without limitation, the right to receive any payments made pursuant thereto) any and all warranties of, and other claims against, dealers, manufacturers, vendors, suppliers, installers, contractors or subcontractors relating to the Facility or the Undivided Interest therein. Without limiting the foregoing, Lessor agrees to execute and deliver to Lessee any such further assignment or assurances as may reasonably be deemed necessary to facilitate such enforcement by Lessee.

                  (ii) Lessee agrees to use commercially reasonable efforts to preserve and protect Lessor's rights under any warranty, covenant or representation which is material to the use or operation of the Facility made by any contractor, subcontractor, vendor, manufacturer or supplier with respect to the Facility or the Undivided Interest therein, and Lessee will take no action which will impair such rights of Lessor and covenants to act in compliance with any restrictions or requirements prerequisite to the continued existence, enforcement, validity and maintenance of any such warranty, covenant or representation.


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




                  Section 6. Liens; Quiet Enjoyment. (a) Liens. During the Lease Term, Lessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to any portion of the Undivided Interest in the Facility, the Leasehold Estate, the Site, the Easement Site or the Service Facilities or title thereto or any interest therein or in any Lease Financing Document, the Rent, any Sublease or any of the Lessor's Contract Rights, except Permitted Liens, and Lessee shall promptly, at its own expense, take such action as may be necessary duly to discharge, eliminate or properly bond (in an amount required under Applicable Law to release such Lien of record) any such Lien if the same shall arise at any time and shall promptly furnish evidence of such discharge to Lessor and Owner Participant upon request. Nothing contained in this Lease shall be construed as constituting the consent or request of Lessor, express or implied, to or for the performance by any contractor, laborer, materialman or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Facility or any part thereof which would result in the Lessor's liability for payment therefor that is not indemnified by Lessee under the Operative Documents. Notice is hereby given that without its prior written consent, Lessor will not be liable for any labor, services or materials furnished or to be furnished to Lessee or to anyone holding an interest in the Facility, Site, the Easement Site or Complex or any part thereof through or under Lessee, and no mechanics' or other Liens for any such labor, services or materials shall attach to or affect the interest of Lessor in the Facility, Site, the Easement Site or the Undivided Interest.

                  (b) Quiet Enjoyment. Lessor covenants that during the Lease Term and so long as no Event of Default has occurred and is continuing, Lessee shall peaceably and quietly have, hold and enjoy the Undivided Interest in the Facility and in the Leasehold Estate as lessee in possession, free from interruption or disturbance by Lessor or by any other Person or Persons lawfully entitled to claim by, through or under Lessor on the terms and conditions provided for under this Lease and the other Operative Documents. Such right of quiet enjoyment is independent of, and shall not affect, Lessor's right to exercise its rights hereunder or under any other Operative Document or to initiate legal action to enforce, including by specific performance, the obligations of Lessee under this Lease or any other Operative Document. Neither Lessor nor any Person claiming by or through Lessor shall have any liability to Lessee for any interference with the use, quiet enjoyment or possession of the Site arising out of the Site Lease, any defect in the title to the Site existing on the date the Site Lease was entered into or on the date hereof or arising as a result of any action or inaction of Site Lessor or any Affiliate thereof or any Person claiming by, through or under Site Lessor or any Affiliate thereof other than Lessor and Persons claiming by, through or under Lessor.

                  Section 7. Lawful Use; Maintenance; Modifications and Additions. (a) Lawful Use. Lessee agrees that the Facility, the Leasehold Estate, the Easement Site , the License and the Site will at all times be used and operated in the regular course of Lessee's business (i) as a coal and gas fired steam and electricity generation facility, (ii) under and in material accordance with all Approvals necessary for the continued operation of the Facility and (iii) under and in compliance with all applicable Legal Requirements (including, without limitation, any thereof relating to matters of occupational safety and health and Environmental

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Laws),  unless  noncompliance  with (ii) or (iii)  above would only affect to an insignificant extent the right, title or interest of Lessor or Owner Participant in or to the Facility or the Undivided Interest therein or the Leasehold Estate or the continued economic operation thereof or the value, utility or remaining useful life of the Facility or the Undivided Interest therein.

                  (b) Maintenance. (i) During the Lease Term, Lessee, at its expense, shall, and shall cause any sublessee to, maintain, operate, service, repair and otherwise use the Facility and the Site or cause the same to be maintained, operated, serviced, repaired and otherwise used, and shall conduct its business affairs, (i) in a prudent and responsible manner and in accordance with all Operative Documents, (ii) in all material respects in accordance with all Legal Requirements (including, without limitation, Environmental Laws) applicable to the Facility or the Site, (iii) to the extent required to maintain the Facility or the Site in as good operating condition as the Facility or the Site is in on the Closing Date (ordinary wear and tear excepted) and (iv) in accordance with sound independent power industry standards. Lessee shall also comply with (A) such repair standards and periodic maintenance inspections as shall be required to enforce warranty claims for each material Part of the Facility and (B) any terms and conditions imposed by any insurance policies in effect at any time with respect to the Facility and the Site or any part thereof necessary to preserve applicable coverages. Lessee shall keep and maintain proper books and records relating to all services rendered and all funds expended for maintenance and repair of the Facility or the Site or any portions thereof, all of which shall be available for inspection pursuant to Section 16. Notwithstanding anything to the contrary herein or in any other Operative Document, at the end of the Lease Term the Facility and the Site shall be in compliance in all material respects with all Legal Requirements unless compliance with such Legal Requirements shall have been permanently excused or permanently exempted by a valid nonconforming use, permit, waiver, extension or forbearance exempting Lessor (if in the name of the Lessor) and/or any Person in possession of the Facility under an agreement with the Lessor, as the case may be, from such compliance.

                  (ii) Lessee shall provide the Engineering Consultant with a copy of Lessee's maintenance plan (including a description and schedule of all major maintenance) on the Closing Date. If Lessee makes any material modification or amendment to such maintenance plan, Lessee shall promptly (but in any event within 15 days) provide (x) Owner Participant with notice of such modification or amendment and (y) the Engineering Consultant with a copy of the maintenance plan as so modified or amended. Lessee shall permit the Engineering Consultant to meet with and to discuss the maintenance plan (and any modifications and amendments thereto) with Lessee's officers, engineers and other appropriate personnel, and Lessee shall consider in good faith any suggestions or changes with respect to the maintenance plan proposed by the Engineering Consultant. Lessee shall be responsible for all reasonable fees, costs and expenses of the Engineering Consultant in connection with this Section 7(b)(ii) not exceeding $5,000 per fiscal year.

                  (c) Payment of Taxes. Lessee shall pay all Taxes and other impositions related to the Facility, the Easement Site or the Site as and to the extent required by the Participation

Agreement. Upon the written request of Lessor or Owner Participant, Lessee shall provide such Person with evidence of the payment of such Taxes or other impositions.

                  (d) Replacement of Parts. Except (i) to the extent the same shall result in or from an Event of Loss (in which case Section 13 shall apply),
(ii) with respect to Severable Modifications that are not Required Modifications and (iii) as provided in Section 7(e), Lessee, at its expense, shall with reasonable promptness restore, substitute or replace all Parts that may from time to time become worn out, destroyed, damaged beyond repair, lost or rendered permanently unfit for use, for any reason whatsoever, in each case, to the extent required to comply with Section 7(a) or 7(b). In the ordinary course of maintenance, service or repair, Lessee may remove any Parts; provided, however, that Lessee shall cause such Parts to be replaced as promptly as practicable. All restorations, substitutions and replacements for Parts ("Replacement Parts") shall be free and clear of all Liens, except Permitted Liens, shall be in as good an operating condition as the Parts or Replacement Parts being replaced (assuming that such replaced Parts or Replacement Parts were in the condition required by this Lease), shall be in the condition and repair required to be maintained by the terms hereof and shall not diminish the value, utility or remaining useful life of the Facility or the Undivided Interest. Notwithstanding the foregoing, Lessee may install temporary Parts pending completion of permanent repairs or installation of permanent Replacement Parts, in which event
(A) Lessee shall install permanent Replacement Parts meeting the requirements set forth in this Section 7(d) or shall cause such temporary Replacement Parts to meet such requirements, in either case as soon as reasonably possible (it being understood that Lessee shall use reasonable commercial efforts to install such permanent Replacement Part or to cause such temporary Replacement Part to meet such requirements no later than the date which is one year following the installation of the related temporary Replacement Part), and (B) in any event, Lessee shall install such permanent Replacement Part or cause such temporary Replacement Part to meet such requirements prior to the return of the Undivided Interest in the Facility to Lessor. Except with respect to Parts removed pursuant to Section 7(e), the Undivided Interest in Parts that are removed from the Facility shall remain the property of Lessor, no matter where located, until such time as such Parts shall be exchanged for Replacement Parts that meet the requirements for Replacement Parts specified above or shall be replaced by Replacement Parts that have been incorporated or installed in or attached to the Facility and that meet the requirements for Replacement Parts specified above, whichever occurs earlier. Immediately upon any such exchange for a Replacement Part or upon any such Replacement Part becoming incorporated or installed in or attached to the Facility as above provided, without further act, (i) title to the Undivided Interest of Lessor in the removed Part shall thereupon vest in Lessee or such Person as shall be designated by Lessee, free and clear of all rights of Lessor and Lessor Liens, and such Part shall no longer be deemed a Part hereunder, and (ii) title to the Undivided Interest in such Replacement Part shall thereupon vest in Lessor and become subject to this Lease and shall be deemed part of the Facility for all purposes to the same extent as Parts originally incorporated or installed in or attached to the Facility.

                  (e) Removal of Obsolete Parts. Lessee, at its own expense, may from time to time remove from the Facility Parts that Lessee determines to be obsolete or no longer suitable or appropriate for use in the Facility without the consent of Lessor and free of any obligation to make any replacement or substitution thereof and, subject to the last sentence of this Section 7(e), Lessee shall be entitled to sell or otherwise dispose of such Parts without accounting to Lessor; provided, however, that no such removal shall cause the Facility to become limited use property or diminish the value, utility, or remaining useful life of the Facility below what such value, utility or remaining useful life thereof would have been (assuming Lessee had fully complied with the provisions of this Lease) if such removal had not been made. To the extent Lessee sells any Parts removed from the Facility pursuant to this Section 7(e) during the Lease Term, the aggregate net proceeds of all such sales during any fiscal year of Lessee in excess of $25,000 shall be paid to Lessor.

                  (f) Modifications. Except to the extent Lessee is involved in a Permitted Contest with respect to such Legal Requirement, during the Lease Term Lessee, at its own expense, shall make all alterations, modifications, additions and improvements to the Facility and the Site (herein collectively referred to as "Modifications") as may be required from time to time by applicable Legal Requirements (including, without limitation, any Environmental
Law) ("Required Modifications").

                  (g) Optional Modifications. So long as no Event of Default has occurred and is continuing, Lessee, at its own expense, may from time to time make such other Modifications to the Facility or the Site as Lessee may deem desirable in the proper conduct of its business; provided, however, that no such Modification shall (i) diminish the value, utility or remaining useful life of the Facility or the Undivided Interest below what such value, utility or remaining useful life would have been (assuming Lessee had fully complied with the provisions of this Lease) if such Modification had not been made, (ii) adversely affect the operation of the Facility, other than to an insignificant extent or (iii) result in any adverse tax consequence to the Owner Participant (as determined by the Owner Participant in its sole discretion); provided, further, that the aggregate amount incurred in connection with any such Modifications shall not exceed $5,000,000 during any period of four (4) consecutive fiscal quarters without the prior written consent of the Lessor, which consent may not be unreasonably withheld.

                  (h) Title to Modifications.  Title to Severable  Modifications
that are not Required Modifications shall vest in Lessee. So long as no Material Default or Event of Default has occurred and is continuing, any such Severable Modification not owned by Lessor may be removed by Lessee prior to or upon the expiration of the Lease Term, subject to Lessor's right to purchase an undivided interest in such Modification. Upon notice from Lessor to Lessee given not more than fifteen (15) days following the Lease Termination Date, Lessor shall have the right to purchase a fifty percent (50%) undivided interest in any Modification owned by Lessee that remains on the Site on the Lease Termination Date by giving notice (no later than fifteen (15) days following the Lease Termination Date and provided the Other Lessor gives a comparable notice also electing to purchase a fifty percent (50%) undivided interest in such Modification) to Lessee of its desire to purchase no later than thirty (30) days following such notice, for cash, at a price equal to the Fair Market Sales Value of such undivided interest determined by the Appraisal Procedure. If Lessor chooses to purchase any such undivided interest, Lessor shall pay the purchase price for such undivided interest in immediately available funds within thirty (30) days of the determination of such price. Any such undivided interest not purchased by Lessor may be removed by Lessee (x) if Lessor has not given Lessee notice that it desires to purchase such undivided interest within thirty (30) days after the expiration of the Lease Term or (y) if Lessor has given such notice but has not paid the purchase price for such undivided interest within thirty (30) days after the purchase price for such undivided interest has been determined. Lessor shall have no liability or obligation with respect to any such Modification prior to purchase by Lessor pursuant to this Section 7(h). In addition, in the event that the Lessor has not elected to purchase an undivided interest in any such Modification, upon the request of Lessor upon reasonable notice, Lessee shall, prior to the later of (i) the expiration of the Lease Term and (ii) the expiration of the lease term of the Other Lease, remove any Severable Modification to which Lessee retains title and repair any damage resulting to the Facility or the Site from such removal other than damage resulting from normal wear and tear, and after giving any such notice Lessor shall no longer have any right to purchase an undivided interest in such Modification. Title to an Undivided Interest in all Severable Modifications that are Required Modifications and all Nonseverable Modifications shall automatically, upon being affixed to the Facility or the Site, vest in Lessor, free and clear of all Liens except Permitted Liens, and become subject to the Lease.

                  (i)  Reports  of  Modifications.  On or before  the  ninetieth
(90th) day of each fiscal year of Lessee during the Lease Term and on the date on which the Lease Term shall expire, Lessee shall furnish Lessor and Owner Participant with a report stating the total cost of all Modifications during the prior fiscal year (or shorter period) and describing in reasonable detail all Modifications, the cost of which (excluding design and installation costs) exceeds $50,000.

                  (j) Location. Lessee shall not remove, or permit to be removed, any material Part from the Site without the prior written consent of Lessor, except that, if no Material Default or Event of Default shall have occurred and be continuing, Lessee may remove from the Site any Part title to which has vested in Lessee in accordance with the terms of Section 7(h) or may remove any obsolete or worn out part in accordance with Section 7(e) and may remove any Part which requires maintenance, repair, service or testing at a location other than the Site; provided, in the case of Parts other than those removed in accordance with Section 7(e) or Section 7(h), such Part is returned to the Site promptly after completion of such maintenance, repairs, service or testing.

                  Section 8. Identification. Throughout the Lease Term, Lessee shall maintain markers or signs in prominent places in and about the Facility including the inscription "UNDIVIDED INTERESTS IN THIS FACILITY AND CERTAIN PROPERTY LOCATED HEREIN ARE OWNED BY U.S. TRUST COMPANY OF CALIFORNIA, N.A., AS OWNER-LESSOR, AND ARE LEASED TO NORTH AMERICAN CHEMICAL COMPANY." Except as above provided or as otherwise directed by Lessor, Lessee shall not allow the name of any Person other than that of Lessee or its Affiliates to be placed on any component of the Facility subject to this Lease as a designation that might reasonably be interpreted as a claim of ownership or right (except for the rights of any sublessees, assignees or the Operator of the Facility permitted under the Operative Documents) to possession or use thereof.

                  Section 9. Insurance. (a) Coverage. During the Lease Term (including any Renewal Term) Lessee, at its expense, will maintain the following minimum insurance coverages with respect to the Facility, the Site and the Complex with insurers of recognized financial standing authorized to do business in California and having an A.M. Best Rating of A- X or as otherwise acceptable to Lessor. Such policies shall have terms and conditions that are reasonably satisfactory to Lessor:

                      (i) all risk property insurance, including, but not limited to, fire and extended coverage, collapse, earthquake, flood and comprehensive boiler and machinery coverage including production equipment. Such policy or policies shall be written in amount not less than the higher of (x) the then current repair or replacement value of the Facility and the Complex and (y) the Stipulated Loss Value. Such policy or policies shall be written on a no-coinsurance form and on a replacement cost basis and contain demolition and increased cost of construction coverage. Notwithstanding the above, such policy or policies may contain combined property damage/business interruption sublimits of $125,000,000 for comprehensive boiler and machinery coverage; $100,000,000 for earthquake coverage; and $75,000,000 for flood coverage. To the extent that boiler and machinery coverage is provided under a separate policy, the all-risk property and boiler and machinery policies shall contain joint loss agreements;

                     (ii) business interruption insurance covering loss of net profits and continuing expenses (including the amount of Basic Rent for one year) and extra expense insurance covering additional expenses incurred to continue the normal operation of business following physical loss or damage. Such coverage shall be written on a no-coinsurance form;

                    (iii) comprehensive general liability insurance written in an amount not less than $1,000,000 and shall be written on an occurrence form. Such policy shall include, but not be limited to, premises/operations, XCU, broad form contractual, independent contractors, products and completed operations, broad form property damage and personal injury. Such policy shall be endorsed to contain worldwide territorial limits;

                     (iv) comprehensive auto liability insurance covering owned, hired and non-owned vehicles written in an amount not less than $1,000,000;

                      (v)  workers'   compensation   insurance  as  required  by
         applicable law and employer's liability written in an amount not less than $1,000,000 per accident/disease; and

                     (vi) excess liability insurance written in an amount (x) not less than $100,000,000 on a blanket basis or (y) not less than $50,000,000 which shall apply solely to the Facility. In the case of (x) or (y), the first $50,000,000 of coverage shall be written on an occurrence basis and shall apply above the primary limits. Such coverage shall apply above the primary limits of the comprehensive general liability, auto liability, and employer's liability policies and shall contain a drop down provision in the event of exhaustion of underlying limits or aggregates and apply on a following form basis.

                    (vii) If any insurance required to be maintained by Lessee pursuant to this Section 9 (including the limits on deductibles or any other terms under policies for such insurance) ceases to become available on a commercially reasonable basis at the time of renewal, Lessee shall provide written notice to Lessor accompanied by a letter from Lessee's insurance broker stating that such insurance is unavailable on a commercially reasonably basis. Such notice shall be given not less than thirty (30) days prior to the scheduled date for renewal of any such policy. Upon receipt of such notice Lessor and Lessee shall immediately negotiate in good faith to obtain a commercially reasonable alternative to such insurance.

                  In the event that Lessor and Lessee can not reach a resolution acceptable to both parties within five (5) days, Lessor shall make arrangements for the formation of an insurance panel consisting of Lessee's insurance advisor (or broker), Lessor's insurance adviser (or broker) and an independent insurance expert chosen by Lessor and reasonably acceptable to Lessee selected from an internationally recognized insurance brokerage. Such independent expert shall conduct a separate review of the relevant insurance requirements of this Section 9 and the market for such insurance at the time, giving due consideration to the representations of both insurance advisors, and upon conclusion of such review shall issue a written report stating that such insurance is either available or not available on a commercially reasonable basis. In the event the insurance expert concludes that such insurance is not available on a commercially reasonable basis, the insurance expert shall provide a written recommendation not less than fifteen (15) days before the date for renewal of such insurance which shall be conclusive and binding on both Lessee and Lessor. Lessor shall issue a waiver to Lessee for a period of one (1) year upon the insurance expert certifying that the relevant insurance is not available on a commercially reasonable basis and the Lessee having implemented the recommendation of the insurance expert.

                  All fees, costs and expenses associated with the insurance panel (including the review by the insurance expert) shall be for the sole account of Lessee.

                  (b) Policy Provisions. All insurance maintained by Lessee pursuant to Section 9(a) shall:

                      (i) include (x) Lessor and Owner Participant as an additional named insured with respect to the insurance carried pursuant to Sections 9(a)(i) and 9(a)(ii) with respect to the Facility and the Site and as an additional insured with respect to the insurance carried pursuant to Sections 9(a)(iii) and 9(a)(vi) and with the understanding that any obligation imposed upon Lessee (including but not limited to the obligation to pay premiums) shall be the sole obligation of Lessee and not that of Lessor or Owner Participant and (y) to the extent of their Undivided Interests in the Facility, Lessor and Owner Participant as the sole loss payees with respect to insurance carried pursuant to
         Section 9(a)(i) and as sole loss payees with respect to any Basic Rent which is then due and payable and covered by insurance carried pursuant to Section 9(a)(ii);

                     (ii) include effective waivers by the insurer of all claims for insurance premiums and other costs and expenses against Lessor and Owner Participant;

                    (iii)  provide    that   any   losses   shall   be   payable
         notwithstanding:

                           (1) any act of negligence and any action, inaction or
                  misrepresentation (including any breach of any condition or warranty in any policy of insurance), of Lessee, HCNA or HCG;

                           (2) the occupation or use of the Facility or the Site
                  or any part thereof for purposes more hazardous than permitted by the terms of the policy;

                           (3) any foreclosure or other  proceeding or notice of
                  sale relating to the Facility or the Site; or

                           (4) any change in the title to or ownership of any of
                  the Facility, the Site or the Undivided Interest therein.

                     (iv) provide that such insurance shall be primary insurance and that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage effected by Lessee, Lessor or Owner Participant under any other insurance policies with any other insurance companies covering a loss which is also covered under the insurance policies maintained by Lessee pursuant to this Section 9;

                      (v) provide that the applicable insurer shall provide at least thirty (30) days' written notice (or ten (10) days' written notice for any cancellation in the event of non-payment of premium) to Lessor and Owner Participant prior to the effective date of any lapse, cancellation or material change thereof shall be effective until at least thirty (30) days after receipt by Lessor and Owner Participant of written notice thereof from the applicable insurer;

                     (vi) waive any right of subrogation of the insurers against Lessor and Owner Participant and waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor or Owner Participant; and

                    (vii) with respect to the insurance carried pursuant to paragraphs (iii) and (vi), be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements, and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

                  (c) Adjustment and Payment of Losses. Losses, if any, under any property or business interruption insurance carried hereunder pursuant to
Section 9(a)(i) or 9(a)(ii), respectively, with respect to the Facility, the Site, the Complex or the Undivided Interests therein, shall be adjusted with the insurance companies by Lessee, or otherwise collected, including the filing of proceedings deemed advisable by Lessee, subject to the approval of Lessor, which approval shall not be unreasonably withheld, in the event that such loss is in excess of $2,500,000 or if an Event of Default shall have occurred and be continuing. The loss so adjusted shall be paid to Lessor to the extent of Lessor's Undivided Interest in the Facility, or, in the case of business interruption insurance, as set forth in Section 9(f), unless the amount of such loss is $2,500,000 or less, in which case such amount shall be paid directly to Lessee for application pursuant to Section 9(f), unless an Event of Default shall have occurred and be continuing, in which case all insurance payments shall be made to Lessor to the extent of Lessor's Undivided Interest in the Facility and the Site as security for performance by Lessee of its obligations hereunder and shall be invested in accordance with Section 26 until released to Lessee or otherwise applied in accordance with the terms hereof. Losses covered by general liability insurance shall be adjusted by the insurance carrier and paid to the Person suffering such loss.

                  (d) Certificates of Insurance. On or before the Closing Date, and on or before each policy anniversary date, Lessee shall deliver to Lessor certificates of insurance executed by the relevant insurers (or their duly authorized agents) describing in reasonable detail all insurance policies with respect to the Facility which Lessee is required to maintain pursuant to this
Section 9. Upon request, Lessee shall provide Lessor and Owner Participant with copies of all policies of insurance required to be maintained under this Section 9.

                  (e) Annual Insurance Report. On or before the Closing Date and concurrently with the furnishing of certificates pursuant to Section 9(d), Lessee shall deliver, or cause to be delivered, to Lessor and Owner Participant a report signed by Marsh & McLennan, Inc. or such other nationally recognized insurance broker or any other insurance broker mutually acceptable to the parties showing all insurance then carried and maintained with respect to the Facility, the Site and the Undivided Interests therein by Lessee pursuant to this Section 9 and stating that in the opinion of such broker such insurance complies with the terms of Sections 9(a), (b), (h), (i) and (j) hereof and further stating whether all premiums then due thereon have been paid and whether such insurance is in full force and effect.

                  (f) Payment of Proceeds. Unless an Event of Default shall have occurred and be continuing (in which case all insurance proceeds shall be invested in accordance with Section 26 until released to Lessee or otherwise applied in accordance with the terms hereof), all insurance proceeds received by or payable to Lessor on account of (x) any damage to or destruction of the Facility or any part thereof other than any damages or destruction constituting an Event of Loss, shall be paid over by Lessor to Lessee or as Lessee may direct from time to time as repair and restoration of the Facility ("Restoration") progresses to pay (or reimburse Lessee for) the Undivided Interest multiplied by the cost of Restoration, but only upon the written request of Lessee accompanied by appropriate evidences satisfactory to Lessor that such proceeds, together with insurance proceeds received and not yet disbursed by Other Lessor on account of such damage or destruction and funds of Lessee available for the purpose, shall be sufficient to complete repair and restoration of the Facility and the Site and (y) any business interruption to the extent of Lessor's Undivided Interest in the Facility applicable to the Facility or the Site and arising from physical damage to the Facility, the Site or the Complex, shall be caused by Lessee to be placed in escrow up to an amount equal to the next installment of Basic Rent that will become due and payable. Upon receipt by Lessor of evidence satisfactory to it that repair and restoration have been completed and the cost thereof paid in full and that there are no mechanics' or similar Liens for labor or materials supplied in connection therewith (other than Permitted Liens that are subject to a Permitted Contest) on the Facility, the Site or the Undivided Interest therein, the balance, if any, of such proceeds shall be paid over to Lessee or as it may direct. Prior to any application of insurance proceeds pursuant to the preceding provisions of this Section 9(f), if an Event of Default shall have occurred or be continuing at the time of the requested application of any such proceeds, such proceeds shall, unless dealt with in accordance with Section 13 hereof, be held as security for performance by Lessee of its obligations hereunder and, at such time as no Event of Default shall be continuing, any such proceeds then so held as security shall be applied in accordance with this Section 9(f) unless Lessor shall have theretofore declared this Lease to be in default pursuant to Section 18 hereof, in which event such proceeds shall be disposed of by Lessor in accordance with the provisions thereof.

                  (g) Additional Insurance. Each of Lessor and the Owner Participant shall have the right, at its own expense and for its own exclusive benefit, to obtain any insurance in respect of the Facility and the Leasehold Estate or any part thereof so long as such insurance does not prevent Lessee from carrying the insurance required by this Section 9 or (ii) does not reduce the amounts payable under the insurance required to be maintained by Lessee pursuant to this Section 9. In addition to the foregoing, if Lessee shall be in default in respect of its obligation to obtain insurance pursuant to Section 9(a), Lessor shall, after notice of such default to Lessee and the failure of Lessee forthwith to remedy the same, have the right (without, in any way, either limiting or otherwise modifying any other rights or remedies of, or imposing any obligation on, Lessor under this Lease by reason of such default or otherwise) to obtain such insurance at the expense of Lessee and, in such event, Lessee shall reimburse Lessor upon demand for the cost thereof, together with interest thereon at the Overdue Interest Rate, as Supplemental Rent.

                  (h) Deductibles. (i) The combined deductible or self-insured retention for property insurance coverages maintained by Lessee pursuant to
Section 9(a)(i) (all risk property
damage insurance) and 9(a)(ii) (business interruption insurance) shall not exceed $250,000 per occurrence.

                  (1) The deductible or self-insured retention for comprehensive boiler and machinery property damage insurance shall not exceed $1,500,000 per occurrence.

                  (2) The deductible or self-insured retention for boiler and machinery business interruption insurance coverage shall not exceed fifteen (15) times the average daily value of production.

                  (3) The deductible or self-insured retention for combined earthquake physical damage and earthquake business interruption coverage shall not exceed $10,000,000.

                  (ii) The deductible or self-insured retention on insurance coverages maintained by Lessee pursuant to Sections 9(a)(iii) (comprehensive general liability insurance), 9(a)(iv) (comprehensive auto liability insurance) and 9(a)(v) (workers' compensation insurance) shall not exceed $250,000 per occurrence.

                  Section 10. Return of the Facility. (a) At End of Term. If Lessee has not purchased the Undivided Interest in the Facility in accordance with the terms hereof and if Lessee elects not to renew this Lease pursuant to
Section 20 at the end of the Basic Term or any Renewal Term, Lessee shall, on the last day of the Basic Term or the Renewal Term, as the case may be, (whether such date is the scheduled expiration date of the Basic Term or Renewal Term, as the case may be, or an earlier date upon which the Lease Term ends pursuant to
Section 12(a) (but only if Lessor has elected to retain the Facility)), as the case may be, deliver possession of the Undivided Interest in the Facility and the Leasehold Estate to Lessor or its designee or transferee (as specified by Lessor to Lessee in writing not less than 10 Business Days prior to such expiration or termination date) in accordance with the terms of this Section 10(a). Lessee shall effect delivery of the Undivided Interest in the Facility and the Leasehold Estate at its cost and expense by executing and delivering to Lessor or its designee or transferee an instrument or instruments in form and substance reasonably satisfactory to Lessor (i) evidencing surrender by Lessee of all of Lessee's rights to the Undivided Interest in the Facility and the Leasehold Estate under this Lease and to possession thereof, which Undivided Interest in the Facility and the Leasehold Estate shall be free and clear of all Liens, other than Lessor Liens and Permitted Liens of the types referred to in clauses (a) (but not including the rights and interests of NACC and HCNA), (c) (but not including Liens being contested pursuant to a Permitted Contest), (f),
(h), (i) (j) and (l) of the definition of Permitted Liens and (ii) the satisfaction by Lessee of all its obligations as "Seller" under the Power Purchase Agreement that have accrued and were due to be performed or paid prior to the termination of the Sub-Assignment (as defined in the Power Contract Assignment). Lessee shall deliver to Lessor or its designee or transferee originals or copies of all records, manuals and other written data then in the possession of Lessee which is used by Lessee for the operation of the Facility and the Leasehold Estate. Immediately prior to delivery of the Undivided Interest in the Facility, the Facility and the Leasehold Estate shall in all respects comply with all of the terms of Section

7 which are applicable to the Facility and the Leasehold Estate. Without limiting the generality of any of the other terms of this Lease, the Participation Agreement or the other Operative Documents, Lessee shall be liable for any costs, expenses or damages incurred by Lessor or its designee or transferee as a result of Lessee's failure to duly perform and comply with any of the terms of this Section 10(a).

                  (b)  Environmental  Audit.  If (i) Lessee  has not  elected to purchase the Undivided Interest in the Facility or to renew this Lease pursuant to Section 20 at the end of the Basic Term or any Renewal Term, or (ii) Lessor elects to (x) retain the Facility following receipt of a Termination Notice or
(y) exercise its remedies pursuant to Section 18 resulting in the relinquishment by Lessee to Lessor of possession of the Undivided Interest in the Facility, then (A) in the case of Lessee's election not to exercise its purchase or renewal options or Lessor's election to retain the Facility, at least ninety
(90) but not more than one hundred fifty (150) days prior to the end of the Basic Term or Renewal Term, as the case may be, or (B) in all other cases, upon relinquishment of the Undivided Interest in the Facility to Lessor, Lessee shall, at Lessee's sole cost and expense, arrange for an environmental audit of the Facility and the Site and provide to Lessor a report or reports of such audit (collectively, "Environmental Report") as described in this Section 10(b). The environmental audit shall be conducted and the Environmental Report prepared in accordance with industry standards and customs by an Environmental Consultant selected by Lessee and reasonably acceptable to Owner Participant, and the Environmental Report shall be reasonably acceptable in form and substance to Owner Participant. The environmental audit shall consist of (i) a Phase I environmental site assessment, (ii) an environmental compliance audit detailing any actual or threatened violations of or non-compliance with Environmental Laws and (iii) an estimate of current liabilities under Environmental Laws in connection with the Facility and the Site. Thereafter Lessee shall, at its sole cost and expense, diligently and in good faith arrange for any additional investigations (including Phase II environmental assessments) and conduct to completion any environmental remediation relating to the Facility or the Site that is reasonably prudent pursuant to industry customs and standards based on the results of the Environmental Report or required under any applicable Environmental Law. Lessor and Lessee shall consult with one another concerning the appropriate scope of all reports, investigations and remediation subsequent to the initial environmental audit, and Lessee shall keep Lessor informed with respect to any discussions and negotiations with applicable Authorities concerning potential plans to correct any violation or non-compliance or conduct remedial activities. Any remediation plan shall include, but shall not be limited to, plans for full response, remediation, removal, or other corrective action, and the protection, or mitigative action associated with the protection, of natural resources including wildlife, aquatic species, and vegetation associated with the Facility, the Site or any Modification, as required by all applicable Environmental Laws. Lessee shall have the right to control the planning and implementation of any environmental remediation pursuant to this
Section 10(b); provided, however, that Lessee shall consult with Lessor with respect thereto and shall not perform any such activity in a manner adverse in any way to Lessor (as reasonably determined by Lessor). Lessor and Lessee shall cooperate with each other with respect to all such matters. In any case, if the aggregate cost of implementing and completing such remediation plan (or any amendments, revisions or modifications thereto) together with any

Liens, fines, fees or civil or stipulated penalties resulting from any violation of or non-compliance with Environmental Laws or any Release is reasonably likely to equal or exceed $500,000 in the estimate of the Environmental Consultant, Lessee shall provide to Lessor, within 30 days of Lessor's written demand, a bond, letter of credit or other evidence of financial responsibility reasonably satisfactory to Lessor for the amount of the estimated aggregate costs and expenses in excess of $500,000.

                  (c) Following End of Lease Term. Upon notice from Lessor and the Other Lessor given (i) if a Processing Services Election (as defined in the Services Agreement) has not been made, at any time on or after the expiration or termination of the Lease Term but in no event later than one year after NACC ceases to be Operator pursuant to the Services Agreement, or (ii) if a Processing Services Election has been made, at any time within one year after the earlier to occur of Final Shutdown (as defined in the Services Agreement) and the expiration or termination of the Services Agreement, then, unless Lessee shall have purchased the Undivided Interest in the Facility in accordance with the terms hereof, Lessee (at its own expense) shall disassemble the Facility and, as agent for Lessor (to the extent of the Undivided Interest therein), dismantle the Facility and deliver the salvageable portions of the Facility, disassembled, to the railhead or other suitable common carrier nearest the Site. Notwithstanding the foregoing, Lessee may, within thirty (30) days after determination of the Fair Market Sales Value for the Facility, at its option and in lieu of its obligation to dismantle the Facility, purchase the Undivided Interest in the Facility, for a purchase price equal to the greater of (A) the Fair Market Sales Value of the Undivided Interest in the Facility, determined by the Appraisal Procedure, and (ii) One Dollar ($1.00). Upon receipt of the purchase price, the Lessor shall transfer and assign all of its right, title and interest in and to the Undivided Interest in the Facility to Lessee or to such other Person as Lessee may direct, free and clear of Lessor Liens and otherwise on an "as is, where is" basis, and the Lessor shall execute and deliver one or more bills of sale, together with such other documents evidencing such transfer and assignment as may be reasonably requested by the Lessee in order to carry out such transfer and assignment to the Lessee. This Section 10(c) shall survive the expiration or termination of this Lease and the other Operative Documents.

                  Section 11. Notice of Defaults. Lessee shall furnish to Lessor and Owner Participant promptly after a Responsible Officer of Lessee or HCNA obtains knowledge of the occurrence of a Default, Event of Default or Event of Loss a certificate of a Responsible Officer of Lessee specifying the nature of such condition or event, the period of existence thereof, the action Lessee has taken or proposes to take with respect thereto and the date, if any, on which it is estimated that such event or condition shall be remedied or terminated.

                  Section 12. Voluntary Termination. (a) Notice of Termination. So long as no Event of Default shall have occurred and be continuing, in the event that, the board of directors of the Lessee determines that the Facility has become obsolete, surplus or uneconomic to Lessee's requirements, as evidenced by a resolution of such board of directors to such effect delivered to Lessor, then, at any time after the seventh anniversary of the Basic Term Commencement Date and prior to the expiration or termination of the Basic Term, Lessee shall have the right, at its option, on at least twelve (12) months, but not more than twenty-four (24) months, prior written notice (the "Termination Notice") to Lessor, to terminate this Lease, such termination to be effective on the Basic Rent Payment Date specified in such notice (the "Termination Date") which Basic Rent Payment Date shall occur after the seventh anniversary of the Basic Term Commencement Date and prior to the expiration or termination of the Basic Term; provided, that Lessee shall only be able to exercise the termination option under this Section 12(a) to the extent it is also exercising a similar option under the Other Lease. Within three (3) months following receipt of a
Termination Notice, Lessor shall notify Lessee in writing of Lessor's irrevocable election to (a) retain the Undivided Interest in the Facility or (b) sell the Undivided Interest in the Facility. If Lessor fails to deliver such notice within the three (3) month period described in the preceding sentence, Lessor shall be deemed to have elected to sell the Undivided Interest in the Facility. If Lessor elects to retain the Undivided Interest in the Facility pursuant to this Section 12(a), Lessee shall, on the Termination Date (i) deliver the Facility to Lessor in the same manner as if delivery were made to Lessor pursuant to Section 10(a) and (ii) pay to Lessor, in funds of the type specified in Section 4(c), an amount equal to the sum of (x) all Rent (other than Basic Rent payable on and after the Termination Date and other than Stipulated Loss Value) with respect to the Undivided Interest in the Facility due on or prior to such Termination Date plus (y) all documented out-of-pocket cost and expenses incurred by the Lessor or Owner Participant as a result of the exercise by the Lessee of its right to terminate the Lease pursuant to this
Section 12(a) (other than as a result of the Lessor's election to retain the Facility), whereupon the Lease Term and, except as expressly otherwise provided herein or therein, the obligations of the Lessee and HCNA to the Lessor under this Lease and any other Operative Documents, including the obligations of the Lessee to pay Basic Rent on each Basic Rent Payment Date on or after the Termination Date, shall terminate and the Owner Participant shall promptly surrender any Letters of Credit to the issuer thereof for cancellation; provided, however, if the conditions set forth in clauses (i) and (ii) of this
Section 12(a) shall not have occurred on or as of the Termination Date, this Lease and all other Operative Documents shall continue in full force and effect as to the Undivided Interest in the Facility and Lessee shall be deemed to have revoked its Termination Notice.

                  (b) Sale of Undivided Interest. Upon delivery of a Termination Notice and until Lessor notifies Lessee in accordance with the provisions of
Section 12(a) of Lessor's election to retain the Undivided Interest in the Facility, Lessee as non-exclusive agent for Lessor, shall use its commercial best efforts to obtain bids for the purchase of the Undivided Interest in the Facility and, in the event it receives any bid, Lessee shall promptly certify to Lessor in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the party or parties (who shall not be Lessee or any Affiliate of Lessee but who may be any Affiliate of Lessor or any Person contacted by Lessor) submitting such bid. The Owner Participant shall have the right, but not the obligation to obtain bids for the purchase of the Undivided Interest in the Facility and shall promptly notify Lessee of each such bid. Unless no bid shall have been received, if Lessor elected, or was deemed to have elected, to sell the Undivided Interest in the Facility, then on the Termination Date and upon payment by Lessee of (x) all Rent (other than Basic Rent payable on and after the Termination Date and other than Stipulated Loss Value) with respect to the Undivided Interest in the Facility due on or prior to such Termination Date plus (y) the excess, if any, of (A) Stipulated Loss Value for the Undivided Interest in the Facility, computed as of the Termination Date, plus any Break Costs of the Owner Participant, over (B) the sales price of the Undivided Interest in the Facility received by Lessor plus (z) all documented out-of-pocket costs and expenses incurred by the Lessor or Owner Participant as a result of the exercise by the Lessee of its right to terminate the Lease pursuant to this Section 12(a) or the sale of the Facility in connection therewith, (1) Lessee shall deliver the Undivided Interest in the Facility to the bidder that submitted the highest bid therefor, in the same manner as if delivery were made to Lessor pursuant to Section 10(a) and (2) Lessor shall simultaneously therewith sell all of its right, title and interest in and to the Undivided Interest in the Facility (together with Lessor's Contract Rights and all rights of Lessor under the Site Lease, the License and the Easement) for cash in U.S. dollars to such bidder free and clear of Lessor Liens and otherwise on an "as is, where is" basis (the total selling price realized at such sale to be retained by Lessor); provided, however, that no such sale shall occur unless on or prior to the Termination Date Lessee shall have obtained the express written consent of the Power Purchaser or the Power Purchase Agreements shall have been terminated.

                  (c) Revocation; Termination. If no such sale shall have occurred on or as of the Termination Date (either as a result of no bid having been received or otherwise), this Lease shall continue in full force and effect as to the Undivided Interest in the Facility (and Lessee shall be deemed to have revoked its Termination Notice). In the event of any such sale and upon compliance by Lessee with the provisions of this Section 12 with respect thereto, the Lease Term and, except as expressly otherwise provided herein or therein, the obligations of the Lessee and HCNA to the Lessor under this Lease and any other Operative Documents, including the obligations of the Lessee to pay Basic Rent on each Basic Rent Payment Date on or after the Termination Date, shall terminate and Owner Participant shall promptly surrender any Letters of Credit to the issuer thereof for cancellation. Lessor shall be under no duty to solicit bids, to inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with any such sale other than to sell the Undivided Interest in the Facility (in accordance with the last sentence of Section 12(b)) to the purchaser named in the highest bid certified by Lessee to Lessor against receipt of the payments provided for herein. Except as expressly provided for in this Section 12, any termination of this Lease as above provided shall not affect the obligation of Lessee to make payments of Rent provided for herein in respect of matters arising prior to or upon such termination. Lessee may revoke any Termination Notice at any time up to six (6) months prior to the Termination Date (whether or not Lessor has given notice of its election to retain the Undivided Interest in the Facility); provided, that Lessee shall not be permitted to revoke more than two (2) Termination Notices (including any deemed revocation thereof). At the time when Lessee's Termination Notice shall no longer be subject to revocation in accordance with this Section 12(c), Lessee shall promptly provide Lessor with reasonable assurances of Lessee's ability to make all payments required to be made by Lessee in connection with its exercise of the termination of this Lease as above provided, after taking into account any proceeds that can reasonably be expected from the sale of the Facility.

                  Section 13. Event of Loss;  Repair;  Regulatory Event of Loss.
(a) Notice of an Event of Loss. If an Event of Loss shall occur during the Lease Term with respect to the Undivided Interest in the Facility, Lessee shall give Lessor prompt written notice thereof.

                  (b) Purchase of Facility Upon Event of Loss. Following the occurrence of an Event of Loss, Lessee shall pay to Lessor on or prior to the earlier of (x) the fifth Business Day following receipt of any requisition, condemnation or insurance proceeds paid in connection with such Event of Loss and (y) three (3) months following the Event of Loss Date (the date of such payment, the "SLV Payment Date") the sum of the following (the "Event of Loss Purchase Price"): (i) the Stipulated Loss Value for the Facility computed as of the Determination Date on or immediately preceding the Event of Loss Date, plus
(ii) interest on the sum of the amount in clause (i) from the Determination Date to the SLV Payment Date at the Overdue Interest Rate, plus (iii) all unpaid Rent due in accordance with the terms of this Lease on or before the SLV Payment Date (other than Basic Rent, if any, due and payable on or after the Determination
Date). Such Event of Loss Purchase Price shall be paid to Lessor on the SLV Payment Date. Upon payment in full of such Event of Loss Purchase Price, together with all documented out-of-pocket costs and expenses incurred by the Lessor or Owner Participant, (a) the Lessor shall transfer and assign all of its right, title and interest in and to the Undivided Interest in the Facility and the Leasehold Estate to the Lessee or to such other Person as the Lessee may direct, free and clear of Lessor Liens and otherwise on an "as is, where is" basis, and Lessor shall execute and deliver one or more bills of sale, together with such other documents evidencing such transfer and assignment as may be reasonably requested by the Lessee in order to effect such transfer and assignment and (b) (i) the Lease Term and, except as expressly otherwise provided herein or therein, the obligations of the Lessee and HCNA to the Lessor under this Lease and any other Operative Documents, including the obligations of the Lessee to pay Basic Rent on each Basic Rent Payment Date on or after the Determination Date, shall terminate and (ii) Owner Participant shall promptly surrender any Letters of Credit to the issuer thereof for cancellation.

                  (c) Repair. Following the occurrence of loss, damage or destruction to the Facility or the Site not constituting an Event of Loss (x) Lessee shall make or cause to be made such repairs as are necessary to ensure that the Facility and the Site is repaired and restored prior to the Lease Termination Date to the value, utility and remaining useful life of the Facility that existed prior to such occurrence (assuming the Facility was in the condition required by this Lease), in compliance with Sections 7(b) and (y) of this Lease shall continue, and each and every obligation of Lessee hereunder, including, without limitation, the obligation to pay Rent, and under each other Operative Document shall remain in full force and effect.

                  (d) Application of Payments on an Event of Loss. Payments received by Lessor (other than proceeds of insurance carried by Lessor pursuant to Section 9(g)) or Lessee from any insurer, governmental authority or other Person as a result of an Event of Loss with respect to the Undivided Interest in the Facility, the Easement Site or the Site shall be applied as follows: (x) so much of such payments as shall not exceed the amount of Stipulated Loss Value and the other amounts required to be paid by Lessee pursuant to Section 13(b) shall be paid to and applied in reduction of Lessee's obligation to pay such amounts if not already paid by Lessee in full or, if already paid by Lessee in full, shall be applied to reimburse Lessee for its payment of such amounts, and (y) any such payments that shall exceed the aggregate of the amounts payable pursuant to clause (x) above shall be divided among Lessee and Lessor as their interests may appear.

                  (e) Application of Payments Not Relating to an Event of Loss. Unless a Material Default or an Event of Default shall have occurred and be continuing (in which case all payments described in this Section 13(e) shall be invested in accordance with Section 26 until released to Lessee or otherwise applied in accordance with the terms hereof), payments received at any time by Lessor or Lessee from any insurer, governmental authority or other Person with respect to any loss, condemnation, confiscation, theft or seizure of, or requisition of title to or use of, or damage to, the Facility, the Easement Site or the Site or any part thereof not constituting an Event of Loss will be paid to or retained by Lessor and will be applied in accordance with the terms of
Section 9(f) in the same manner as the insurance proceeds referred to in said Section (except that condemnation proceeds received from any Authority that remain following completion of Restoration of the Facility in accordance with
Section 9(f) shall be divided among Lessee and Lessor as their interests may appear).

                  (f) Regulatory Events of Loss. (i) If an OP Regulatory Event of Loss or a Lessee Regulatory Event of Loss occurs or is threatened, Owner Participant (with respect to an OP Regulatory Event of Loss) or Lessee (with respect to a Lessee Regulatory Event of Loss), shall promptly notify the other and take, or cause to be taken, such action as may be necessary to void or nullify the OP Regulatory Event of Loss or Lessee Regulatory Event of Loss, as applicable, or otherwise to mitigate in all material respects the effects thereof, including (A) expending such sums as may be necessary to void, nullify or mitigate in all material respects the effects of such Regulatory Event of Loss, and (B) if necessary, selling or otherwise disposing of all or a portion of, Lessor's, Lessee's or Owner Participant's interest in the Facility, as the case may be. All such actions shall be taken prior to the date of the occurrence or scheduled occurrence of such Regulatory Event of Loss or as soon as possible thereafter; provided, however, that no Person shall be required to take any such action after the date of any transfer pursuant to Section 13(f)(iii) or (iv) hereof.

                  (ii) If any Regulatory Event of Loss occurs or is threatened, Lessor (subject to Section 13(f)(iv) hereof), Lessee and Owner Participant shall cooperate in good faith to void or nullify such Regulatory Event of Loss or to otherwise mitigate in all material respects the effects thereof; provided, however, neither Lessor, Lessee nor Owner Participant shall be obligated to incur any significant expenses (except as otherwise provided in this Section 13(f)).

                  (iii) In the event of an Other Regulatory Event of Loss that has not been voided or nullified, or the effect of which has not been mitigated in all material respects, or, in the case of a Lessee Regulatory Event of Loss that has not been voided or nullified, or the effect of which has not been mitigated in all material respects, notwithstanding the Lessee's obligation to void, nullify or mitigate in all material respects the effects thereof under
Section 13(f)(i),

Lessee shall purchase the Undivided Interest in the Facility on an "as is, where is" basis, without warranty, but free of Lessor Liens effective as of the Determination Date that most immediately precedes the date of the applicable Regulatory Event of Loss (the "Regulatory SLV Payment Date"), at a price (the "Regulatory Purchase Price") equal to the greater of (A) the Stipulated Loss Value as of the Regulatory SLV Payment Date, and (B) the Fair Market Sales Value, determined as of the Regulatory SLV Payment Date by the Appraisal Procedure. Owner Participant's rights under the Power Purchase Agreements, at the time of such purchase, shall be free and clear of Lessor Liens and, to the extent within the control of Lessor or Owner Participant, be returned to Lessee.

                  (iv) In connection with a purchase of the Undivided Interest in the Facility by Lessee pursuant to Section 13(i)(iii), Lessee shall pay to Lessor the following additional amounts on the Regulatory SLV Payment Date:

                  (A) any unpaid Basic Rent due prior to the Regulatory SLV Payment Date; plus

                  (B) all documented out-of-pocket costs and expenses payable by Lessor or Owner Participant as a result of such Regulatory Event of Loss; plus

                  (C) any due and unpaid Supplemental Rent and any other amount due and payable on, or relating to, the obligations of Lessee to Lessor or Owner Participant under any of the Operative Documents that remains unpaid on the Regulatory SLV Payment Date; whereupon the Lease Term and, except as expressly otherwise provided herein or therein, the obligations of the Lessee and HCNA to the Lessor under this Lease and any other Operative Documents, including the obligations of the Lessee to pay Basic Rent on each Basic Rent Payment Date on or after the Termination Date, shall terminate and the Owner Participant shall promptly surrender any Letters of Credit to the issuer thereof for cancellation.

                  In the event of an OP Regulatory Event of Loss that has not been voided or nullified, or the effect of which has not been mitigated in all material respects within a reasonable period of time before the date on which it becomes effective, Owner Participant shall have the option to cause Lessor to transfer title to its Undivided Interest in the Facility to Lessee and to convert the Lease into a secured loan, with the remaining Basic Rent payable under the Lease being re-characterized as payment of principal and interest on such loan. Lessee agrees to take all such actions, and enter into such documents, agreements and instruments, as may be reasonably requested by Lessor in order to effect such transfer and such re-characterization and to provide Lessor with a first priority security interest in the Undivided Interest in the Facility.

                  Section 14. No Interest Conveyed to Lessee. This Lease is an agreement of lease and does not convey to Lessee any right, title or interest in or to the Undivided Interest in the Facility except as a lessee and except as may be available to Lessee under Sections 12(b), 13(b), 13(f) and 21.

                  Section 15. Sublease; Location. (a) Assignment; Sublease. (i) So long as no Event of Default shall have occurred and be continuing at the time an Assignment or a Sublease (each, as defined below) is entered into and so long as such Assignment or Sublease does not cause Owner Participant to suffer any adverse tax consequences for which no indemnity is provided under the Operative Documents, Lessee may, without prior consent of Lessor, assign its interest in the Lease ("Assignment") or sublease its interest in the Facility or any portion thereof ("Sublease") to any Approved Sublessee. Lessee shall give Lessor prompt notice upon entering into any such Assignment or Sublease. Except as provided above or as provided in Section 6.1 or Section 6.2 of the Participation Agreement, Lessee may not assign its interest in the Lease (or any portion thereof) or sublease its interest in the Facility or any portion thereof to any other Person without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

                  (ii) The assignee in connection with any Assignment permitted by this Section 15(a) shall enter into a written agreement for the benefit of Lessor pursuant to which it shall expressly assume all obligations of Lessee under this Lease and other Lease Financing Documents and which shall contain representations and warranties as to validity, due authorization, enforceability and such other matters as may be reasonably requested by Lessor. No such Assignment shall in any way diminish or discharge any of Lessee's obligations to Lessor or constitute a waiver of any of Lessor's rights or remedies hereunder.

                  (iii) The rights of any Person who receives possession under a Sublease permitted by this Section 15(a) shall be subject and subordinate to all the terms of this Lease (and any such Sublease shall be made expressly subject and subordinate to all the restrictions and other terms of this Lease and such Person shall have no right to further Sublease), including, without limitation, Lessor's rights to exercise remedies under Section 18 (including re-entry and repossession of the Undivided Interest in the Facility). No such Sublease shall in any way discharge or diminish any of Lessee's obligations to Lessor or constitute a waiver of any of Lessor's rights and remedies hereunder. Each such Sublease shall be evidenced by a written agreement providing for the sublessee to be bound by all the terms of this Lease. In addition, any such Sublease shall expire no later than the last day of the Basic Term and, except for any such Sublease with a term of less than one year, shall be assigned to Lessor as collateral security for Lessee's obligations under this Lease and the other Operative Documents and shall be subjected to the lien of the Lessor Security Agreement.

                  (iv) In addition to the other requirements of this Section 15(a), any permitted Sublease entered into with a Person that is not a Restricted Subsidiary of Lessee or, so long as HCNA Guaranty is in effect, of HCNA shall be on commercially reasonable, arm's length terms and conditions.

                  Section 16. Inspection and Reports. (a) Inspection. During the Lease Term and absent an Event of Default, Lessor, Owner Participant and their authorized representatives and designees may, at their own expense, during Lessee's normal business hours and upon reasonable prior notice to Lessee, inspect the Facility, the Easement Site and the Site and the books and records of Lessee relative thereto (including any documents relating to compliance with Environmental Laws) in Lessee's custody or to which Lessee has access (subject, in each event, to Applicable Law and applicable confidentiality undertakings with respect to proprietary information pursuant to
Section 9.6 of the Participation Agreement), and make copies and extracts therefrom (other than copies of and extracts from engineering, processing and other proprietary data and information unless such copies or extracts are subject to the foregoing confidentiality undertakings), and may discuss Lessee's operations, affairs, finances and accounts with its Responsible Officers and, in consultation with a Responsible Officer of Lessee, with its independent public accountants. Lessor shall not have any duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Inspections shall be conducted so as not to interfere materially with the operation of the Facility or the conduct by the Lessee of its business and shall be subject to appropriate safety restrictions and precautions. If the inspections are conducted during an Event of Default, Lessee shall pay reasonable out-of-pocket expenses incurred by Lessor and Owner Participant.

                  (b) Environmental Inspection. During the Lease Term, Lessor, Owner Participant and Owner Trustee and their agents, employees, contractors and representatives, upon reasonable prior notice and at all reasonable times, may enter the Facility, the Easement Site and the Site to undertake any reasonable environmental inspection and monitoring thereof (including conducting invasive soil borings and other customary invasive environmental tests, assessments and sampling), provided that such parties (i) shall, if requested in writing by Lessee, undertake any invasive inspection or monitoring through an Environmental Consultant, which consultant shall be reasonably acceptable to Lessee and which consultant shall provide for the benefit of Lessee standard and customary indemnification for errors and omissions for preferred clients, but only if such indemnification is commercially and reasonably available, (ii) shall not undertake any invasive testing except upon the prior submission to Lessee of a sampling plan, which plan shall be subject to Lessee's reasonable and prompt approval, (iii) shall have no duty to conduct such activities, (iv) shall comply with applicable Environmental Laws in the conduct of such activities, and (v) shall use reasonable efforts to minimize interference with the business being conducted at the Facility, the Easement Site and the Site.

                  (c) Reports. To the extent permissible, Lessee shall prepare and file in timely fashion or, where Lessor shall be required to file, prepare and deliver to Lessor within a reasonable time prior to the date for filing, any material reports with respect to the condition or operation of the Facility, the Easement Site and the Site during any period included in the Lease Term which are required to be filed with any Authority.

                  Section 17. Events of Default. The following events shall constitute Events of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or Order of any Authority):

                  (a) Lessee shall fail to make any payment of Interim Rent, Basic Rent or Stipulated Loss Value or amounts payable pursuant to Sections 12, 13 or 21 within five (5) Business Days after the same shall have become due; or

                  (b) Lessee shall fail to make any other payment of Supplemental Rent or any other amount payable hereunder or under any Lease Financing Document or Facility Document within ten (10) Business Days after receipt by the Lessee of written notice of such failure from Lessor or Owner Participant describing such failure; or

                  (c) Lessee or HCNA shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by it under (other than any covenant, condition or agreement that is the subject of any other subsection of this Section
         17) any Lease Financing Document and such failure shall continue unremedied for a period of thirty (30) days after Lessee or HCNA shall have received written notice from Lessor or Owner Participant describing such failure; provided, that the continuation of such failure for thirty (30) days or longer shall not constitute an Event of Default if Lessee or HCNA is diligently proceeding to cure such failure and such failure shall be cured within two hundred ten (210) days after Lessee or HCNA shall have received such written notice from Lessor or Owner Participant describing such failure; or

                  (d) Lessee or HCNA shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by it under any Facility Document to which it is a party (other than any covenant, condition or agreement that is subject to any other subsection of this Section 17) and such failure shall continue unremedied until the earlier to occur of the expiration of all applicable cure periods contained in such Facility Document and 180 days after notice to Lessee or HCNA from Lessor or Owner Participant of such failure; or

                  (e) any representation or warranty made by Lessee or HCNA in any of the Lease Financing Documents to which it is a party (other than in the Tax Indemnity Agreement), or made to the Owner Participant, Owner Trustee or Power Contract Trustee in any statement, report, schedule, notice or other writing furnished by Lessee or HCNA pursuant to the Lease Financing Documents, shall prove to have been incorrect in any material respect at the time made and shall remain material and uncured or uncorrected for a period of thirty (30) days after Lessee shall have received written notice from Lessor or Owner Participant describing such incorrect representation or warranty; or

                  (f) Lessee or HCNA commences a voluntary case or other proceeding seeking liquidation, reorganization or other similar relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any corporate action to authorize any of the foregoing or the equivalent thereof; or

                  (g) an involuntary case or other proceeding is commenced against Lessee or HCNA seeking liquidation, reorganization or other similar relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of ninety (90) consecutive days; or an order for relief is entered against Lessee or HCNA under any bankruptcy, insolvency or other similar law as now or hereafter in effect; or

                  (h) Lessee shall fail to maintain the insurance required to be maintained pursuant to Section 9; or

                  (i) for any reason the Site Lease, the Easement, the License or HCNA Guaranty shall become invalid or otherwise unenforceable; or

                  (j) Lessee shall permit any Lien (other than a Permitted Lien) to exist on or with respect to the Facility, the Site, the Easement Site, a Service Facility or the Owner Trustee's rights under the Power Purchase Agreements and such Lien shall remain for a period of thirty
         (30) days after Lessee shall have received written notice from Lessor as to the existence of such Lien; or

                  (k) a default shall have occurred under any Indebtedness (as such term is defined in the Credit Agreement as in effect on the Closing Date without regard to whether or not the same is still in effect) of the Lessee or HCNA, the then principal outstanding amount outstanding of which is more than $20 million, which default (i) shall constitute a failure to pay any regularly scheduled payment (whether principal, interest or otherwise) when due, after the expiration of any applicable grace period with respect to such payment, or (ii) shall have resulted in such obligation becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

                  (l) a final judgment or final judgments (not subject to appeal) for the payment of money are entered against the Lessee or HCNA in an aggregate amount in excess of $7.5 million by a court or courts of competent jurisdiction, which judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of sixty (60) days after the right to appeal such judgment or judgments has expired; or

                  (m) Lessee shall fail to maintain the Letter of Credit or Cash Deposit as required by Section 6.1(i) of the Participation Agreement; or

                  (n) If at any time Lessee shall have provided Lessor with the Cash Deposit and the Lessor Security Agreement shall be repudiated or for any other reason shall fail to be in full force and effect or the Lien of the Lessor Security Agreement shall terminate, cease to be in effect or lose its priority other than as a result of the actions of Lessor or Owner Participant, except as required by the Lease Financing Documents, in each case except as expressly contemplated by the Operative Documents; or

                  (o) HCNA shall fail to perform or observe in any material respect any covenant, condition or agreement to be performed or observed by HCNA, under Section 6.2(d) of the Participation Agreement, and such failure shall continue unremedied upon the expiration of all applicable cure periods contained in such Section; or

                  (p) a default in the performance, or breach, (x) by Lessee, of
         Section 6.1 (a)(iv) or 6.1(b)(ii) of the Participation Agreement or (y) by HCNA, of Section 6.2(h) or 6.3(a)(ii) of the Participation Agreement.

                  Section 18. Remedies. (a) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor at its option may, (x) if such Event of Default is of the type described in Section 17(f) or (g), without notice, and (y) with respect to any other Event of Default by notice to Lessee declaring this Lease to be in default, exercise one or more of the following remedies, except as hereinbelow expressly otherwise set forth, as Lessor in its sole discretion shall elect:

                      (i) Lessor may (x) demand that Lessee, and thereupon Lessee shall, at Lessee's expense, return possession of the Undivided Interest in the Facility and of the Leasehold Estate promptly to Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, Sections 10(a) and 10(b), and without prejudice to any other remedy which Lessor may have for possession of the Undivided Interest in the Facility and of the Leasehold Estate or arrearages in Rent or (y) take all action required to enable Lessor to, and thereafter, enter upon the Leasehold Estate and take possession (to the exclusion of Lessee) of the Undivided Interest in the Facility and of the Leasehold Estate and expel or remove Lessee and any other Person who may be occupying the Undivided Interest in the Facility and the Leasehold Estate or any part thereof, all without liability to Lessee or any other Person for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise;

                     (ii) Lessor may sell the Undivided Interest in the Facility or any part thereof, together with any interest of Lessor under the Argus Utility Bill of Sale, Argus Utility Deed of Improvements, the Easement, the License and the Site Lease, at public or private sale, conducted in accordance with applicable law, as Lessor may determine, free and clear of any rights of Lessee therein and without any duty to account to Lessee with respect to such sale or for the proceeds thereof (except to the extent required by clause (v) or (vi) below if Lessor shall elect to exercise its rights thereunder), in which event

         Lessee's obligation to pay Basic Rent with respect to the Undivided Interest in the Facility or the part thereof that has been sold, as the case may be, for periods commencing after the date of such sale shall terminate (except to the extent that Basic Rent is to be included in computations under clause (v) or (vi) below if Lessor shall elect to exercise its rights thereunder);

                    (iii) Lessor may elect to retake possession of the Undivided Interest in the Facility and of the Leasehold Estate and relet the same for the benefit of Lessor without terminating this Lease, in which case Lessee will be liable for and will pay to Lessor all amounts required to be paid by Lessee during the remainder of the Lease Term as said amounts accrue hereunder until the expiration of Lease Term diminished by any net sums received by Lessor through reletting the Undivided Interest in the Facility and the Leasehold Estate during such period (after deducting all reasonable expenses incurred by Lessor in connection with such reletting); it being understood and agreed that actions to collect amounts due by Lessee as provided in this clause
         (iii) may be brought from time to time on one or more occasions, without the necessity of Lessor waiting until expiration of the Lease Term;

                     (iv) Lessor may elect to retake possession of the Undivided Interest in the Facility and of the Leasehold Estate and retain the Undivided Interest in the Facility and the Leasehold Estate for its own benefit, in which case Lessee will be liable for and will pay to Lessor damages in an amount equal to the amount specified in clause (C) of
         Section 18(a)(v) below;

                      (v) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise its rights under clause (i),
         (ii), (iii) above, by notice to Lessee specifying a payment date (which payment date shall be a Determination Date), demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date specified in such notice one of the following amounts as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent due after the date specified in such notice), in accordance with California Civil Code Section 1671 (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), any unpaid Rent due as of and through the date specified in such notice (other than Basic Rent, if any, due on or after such Determination Date) plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on any overdue portion of such amount at the Overdue Interest Rate from the Determination Date specified in such notice to the date of actual payment):

                           (A) an amount  equal to the  excess,  if any,  of (1)
                  Stipulated Loss Value, computed as of the Determination Date specified in such notice, over (2) the Fair Market Rental Value of the Undivided Interest in the Facility (determined on the basis of the then actual condition of the Facility) for the remainder of the Lease term after discounting such Fair Market Rental Value semiannually to present value as of the date specified in such notice at the rate of seven percent (7%) per annum; or

                           (B) an amount equal to the excess, if any, of (1) the
                  Stipulated Loss Value computed as of the Determination Date specified in such notice over (2) the Fair Market Sales Value of the Undivided Interest in the Facility (determined on the basis of the then actual condition of the Facility) as of the payment date specified in such notice; or

                           (C) an amount equal to the excess, if any, of (1) the
                  present value as of the payment date specified in such notice of all installments of Basic Rent until the end of the Basic Term or the then current Renewal Term, as the case may be, discounted semiannually at the Discount Rate, over (2) the present value as of such date of the Fair Market Rental Value of the Undivided Interest in the Facility (determined on the basis of the then actual condition of the Facility) until the end of the Basic Term or such Renewal Term, as the case may be, discounted semiannually at the Discount Rate;

                           (D) an amount  equal to the higher of the  Stipulated
                  Loss Value computed as of the Determination Date specified in such notice or the Fair Market Sales Value of the Undivided Interest in the Facility as of the payment date specified in such notice;

         and, in the case of (A), (B), (C) and (D) above, upon payment by Lessee of all amounts payable by it hereunder and under the other Operative Documents, (x) unless Lessor shall have sold the Undivided Interest in the Facility in accordance with the terms hereof and given Lessee appropriate credit therefor in calculating liquidated damages hereunder, Lessor shall transfer and assign all of its right, title and interest in and to the Undivided Interest in the Facility and the Leasehold Estate together with all rights of Lessor under the Easement, the License and the Site Lease to Lessee, or such Person as Lessee shall designate, on an "as is, where is" basis, free and clear of Lessor Liens, and Lessor shall execute and deliver one or more bills of sale, together with such other documents, as necessary to effect such transfer and assignment (including any licenses or permits necessary for operation and use of the Facility) and (y) the Lease Term and, except as expressly otherwise provided, the obligations of Lessee and HCNA to Lessor under this Lease and the other Operative Documents shall terminate and Owner Participant shall promptly surrender any Letter of Credit to the issuer thereof for cancellation;

                     (vi) if Lessor shall have sold the Undivided Interest in the Facility pursuant to clause (ii) above, Lessor, if it shall so elect in lieu of exercising its rights under clause (v) above with respect to the Facility by notice to Lessee may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Basic Rent Payment Date following the date of such sale), in accordance with California Civil Code Section 1671 (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), any unpaid Rent due as of the Determination Date following the date of such sale (other than Basic Rent due on and after, but not prior to, such Determination Date), plus the amount of any deficiency between the sale proceeds and Stipulated Loss Value, computed as of such Determination Date, together with interest at the Overdue Interest Rate on the amount of such Rent and such deficiency from the Determination Date of such sale until the date of actual payment;

                    (vii) Lessor may rescind or terminate this Lease; provided, however, that (A) no reentry or taking of possession of the Undivided Interest in the Facility or of the Leasehold Estate by Lessor will be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention is given to Lessee, (B) Lessor may take and perform any and all actions required for the operation, maintenance or preservation of the Facility and the Site; provided, that in no event shall the Owner Trustee's operation, maintenance or preservation of the Facility and the Site as herein provided be deemed to constitute a termination of this Lease, and until this Lease shall have been terminated as provided in this clause (vii) or otherwise, or by order of any court, Owner Trustee may take any and all actions provided for herein or permitted by law without terminating this Lease, and this Lease shall continue in full force and effect, (C) notwithstanding any reletting, reentry or taking of possession, Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (D) no act or thing done by Lessor or any of its agents, representatives or employees shall be deemed an acceptance of a surrender of the Undivided Interest in the Facility or the Leasehold Estate, and no agreement accepting a surrender of the Undivided Interest in the Facility or of the Leasehold Estate shall be valid unless the same be made in writing and executed by Lessor;

                   (viii) in the event that this Lease is terminated or in the event that Lessor elects to exercise its remedies pursuant to clause
         (iii) or (iv) above, Lessor shall be entitled to collect all Rent (other than that portion of Basic Rent, if any, payable in advance) which is due and owing as of the date of the termination of the Lease or Lessor's retaking of possession of the Undivided Interest in the Facility or of the Leasehold Estate diminished by any net sums received by Lessor through reletting the Undivided Interest in the Facility and the Leasehold Estate during such period (after deducting all reasonable expenses incurred by Lessor in connection with such reletting);

                     (ix) in the event that this Lease is terminated or in the event that Lessor elects to exercise its remedies pursuant to clause
         (iii) or (iv) above, Lessor shall not have any obligation to relet or attempt to relet the Undivided Interest in the Facility and the Leasehold Estate or any portion thereof, or to collect rent after reletting, and in the event of reletting Lessor may relet the whole or any portion of the Undivided Interest in the Facility and the Leasehold Estate for any period, to any Person, and for any use and purpose; or

                      (x) Lessor may exercise any other right or remedy that may be available to it under applicable law, including without limitation the remedies provided in California Civil Code Section 1951.4, or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

                  (b) No Release. Except as otherwise provided in Section 18(a), no rescission or termination of this Lease, in whole or in part, or repossession of the Undivided Interest in the Facility or exercise of any remedy under
Section 18(a) shall relieve Lessee of any of its obligations under this Lease. In addition, except as otherwise provided herein, Lessee shall be liable for any and all unpaid Rent (other than Basic Rent payable on or after the date that Stipulated Loss Value, or any amount determined by reference to Stipulated Loss Value, is payable) due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other reasonable costs and expenses incurred by Lessor and by Owner Participant by reason of the occurrence of any Event of Default or the exercise of Lessor's remedies with respect thereto. At any sale of the Undivided Interest in the Facility or any part thereof pursuant to this Section 18, Owner Participant or Lessor may bid for and purchase such property.

                  (c) Remedies Cumulative. Except as expressly set forth therein, no remedy under Section 18(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided thereunder or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any Default or Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. The failure or delay of Lessor in exercising any right granted it hereunder upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingency or similar contingencies and any single or partial exercise of any particular right by Lessor shall not exhaust the same or constitute a waiver of any other right provided herein. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Undivided Interest in the Facility or the Leasehold Estate in mitigation of Lessor's damages as set forth in Section 18(a) or that may otherwise limit or modify any of Lessor's rights and remedies provided in this Section 18 except as expressly provided herein.

                  (d) Allocation of Basic Rent. If, for the purpose of Section 18(a)(ii), it shall become necessary to allocate a portion of the Basic Rent payable hereunder to any part of the Facility, such allocation shall be in the same proportion as the value of such Part on the Closing Date (or, if purchased after the Closing Date, the original cost of such Part) bears to Lessor's Cost.

                  Section 19. Right to Perform for Lessee. If at any time an Event of Default shall have occurred and be continuing, Lessor at its sole discretion, but without any obligation may (i) enter the Easement Site and the Site to perform the covenant or obligation that Lessee failed to perform and that gave rise to such Event of Default and (ii) make the payments necessary to comply with such agreement. The amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Overdue Interest Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

                  Section 20. Renewal Terms. (a) Exercise of Renewal Options. If
(x) with respect to the Fixed Rate Renewal Term, no Material Event of Default shall have occurred and be continuing or (y) with respect to a Fair Market Value Renewal Term, no Event of Default shall have occurred and be continuing, Lessee shall have the right, upon compliance with the notice procedure set forth in
Section 22, to renew this Lease at the end of the Basic Term for one Fixed Rate Renewal Term and at the end of each Renewal Term for a Fair Market Renewal Term not to exceed three Fair Market Renewal Terms in the aggregate; provided, however, that Lessee shall only be entitled to exercise its right to renew this Lease for a Renewal Term to the extent that it is exercising its right to renew the Other Lease for the same period of time; provided, further, however, that
(i) the Fixed Rate Renewal Term shall be for a period of not less than two (2) years and not more than fifteen (15) years to be determined not more than 18 months prior to the end of the Basic Term; (ii) the sum of the Interim Term, the Basic Term and the Fixed Rate Renewal Term shall not exceed eighty percent (80%) of the useful life of the Facility measured from the Closing Date determined as of the end of the Basic Term in accordance with the Appraisal Procedure, (iii) the estimated fair market value of the Undivided Interest in the Facility, at the end of the Fixed Rate Renewal Term (determined as of the end of the Basic Term in accordance with the Appraisal Procedure, without regard to inflation or deflation from the Closing Date and after taking into account the return condition contained in this Lease) will be at least twenty percent (20%) of Lessor's Cost, (iv) any Fair Market Renewal Term shall not extend beyond the earlier of (A) the last date on which the remaining useful life of the Facility equals 20% of the remaining useful life of the Facility as of the commencement of such Fair Market Renewal Term, (B) the last date on which the remaining residual value of the Facility equals 20% of the residual value as of the commencement of the Fair Market Renewal Term and (C) the 30th day prior to the end of the Site Lease Term, and (v) the term of any Fair Market Renewal Term shall be the lesser of two (2) years and eighty percent (80%) of the remaining useful life of the Facility as of the commencement of such Fair Market Renewal Term and no more than five (5) years. Notwithstanding the foregoing, at Lessor's option, Lessee's right to renew the Lease for a Fair Market Renewal Term shall be extinguished if an Event of Default occurs on the date the Second Notice referred to in Section 22 is given with respect to such Fair Market Renewal Term or on the date of expiration of the then-current Renewal Term or if Lessor terminates the Lease on or prior to the first day of any Renewal Term based on the existence of an Event of Default pursuant to Section 18.

                  (b) Rent During Renewal Term. All of the terms and provisions of this Lease shall be applicable during any Renewal Term, except that Lessee shall pay to Lessor as Basic Rent (i) in arrears on each Semiannual Rent Payment Date during the Fixed Rate Renewal Term, an amount equal to the lesser of (x) the semiannual installment of the Fair Market Rental Value of the Undivided Interest in the Facility during the Fixed Rate Renewal Term, determined not more than 18 months before the end of the Basic Term by the Appraisal Procedure and
(y) fifty
percent (50%) of the average of the installments of Basic Rent payable during the Basic Term, calculated by dividing (A) the sum of all Basic Rent to be paid during the Basic Term by (B) the number of rent payment periods during the Basic Term and (ii) in arrears on each Semiannual Rent Payment Date during any Fair Market Renewal Term, an amount equal to the semiannual installment of the Fair Market Rental Value of the Undivided Interest in the Facility during the Renewal Term determined not more than eighteen (18) months before the commencement of such Renewal Term by the Appraisal Procedure ; provided, however, that during the Fixed Rate Renewal Term no such Basic Rent shall be due with respect to the first two (2) years of such Fixed Rate Renewal Term.

                  (c) Stipulated Loss Value During Renewal Term. Promptly after the Lessee's election to renew this Lease pursuant to Section 20(a), Schedule IV shall be modified by Owner Participant in order to provide for monthly Stipulated Loss Values applicable during the Renewal Term. The Stipulated Loss Value at the beginning of each Renewal Term shall be equal to the Fair Market Sales Value of the Undivided Interest in the Facility as of such date. Such Stipulated Loss Values shall be reduced monthly on a straight line basis from the Stipulated Loss Value as of the beginning of each Renewal Term to an amount equal to zero at the end of such Renewal Term. Fair Market Sales Value and Stipulated Loss Value shall be determined by the Appraisal Procedure.

                  Section 21. Lessee's Options to Purchase the Undivided Interest in the Facility. If no Event of Default shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the Lessor following the purchase of the Undivided Interest in the Facility by the Lessee, in addition to the renewal rights provided for in Section 20, Lessee shall have the option to purchase the Undivided Interest in the Facility
(i) on the second anniversary of the commencement of the Fixed-Rate Renewal Term, if any, at a purchase price equal to the lesser of (A) the Fair Market Sales Value of the Facility on the date of purchase, determined no more than twelve (12) months before such date by the Appraisal Procedure and (B) an amount equal to $____________; and (ii) at the end of any Renewal Term, at a purchase price equal to the Fair Market Sales Value of the Facility, determined not more than twelve (12) months before the purchase date by the Appraisal Procedure; provided, however, that Lessee shall only be entitled to exercise its purchase options under this Section 21 to the extent that it is exercising a similar purchase option under the Other Lease. To exercise any such option to purchase the Undivided Interest in the Facility from Lessor under this Section 21, Lessee shall give Lessor notice of its election to exercise such right in compliance with Section 22, and, upon such purchase date Lessee shall purchase from Lessor, and shall pay to Lessor in immediately available funds the purchase price for the Undivided Interest in the Facility at the address and to the account provided for payment in Section 4; provided, at Lessor's election, Lessee's right to purchase the Undivided Interest in the Facility shall be extinguished if an Event of Default that could reasonably be expected to have a material adverse effect on the Lessor shall have occurred and be continuing on the date the notice referred to in Section 22 is given or thereafter, or Lessor terminates the Lease based on the existence of an Event of Default pursuant to
Section 18. Upon receipt of the purchase price (a) the Lessor shall transfer all of its right, title and interest in and to the Undivided Interest in the Facility and the Leasehold Estate to the Lessee or to such other Person as the Lessee may direct on an "as is, where is" basis, free and clear of Lessor Liens, and the Lessor shall execute and deliver one or more bills of sale, together with such other documents as may be reasonably requested by Lessee in order to effect such transfer and assignment and (b) (i) the Lease Term and, except as expressly otherwise provided, the obligations of the Lessee and HCNA to Lessor under this Lease and the other Operative Documents, including the obligations of the Lessee to pay Basic Rent on each Basic Rent Payment Date on or after the date of payment of purchase price, shall terminate and (ii) the Owner Participant shall promptly surrender any Letters of Credit to the issuer thereof for cancellation.

                  Section 22. End of Lease Term Notices; Procedures for Renewal or Purchase. (a) Notices at End of Basic Term. Not less than twelve (12) months or more than twenty-four (24) months prior to the end of the Basic Term, Lessee shall give Lessor written notice electing to (i) return the Undivided Interest in the Facility in accordance with the provisions of Section 10(a) at the end of the Basic Term or (ii) exercise a renewal option with respect to the Undivided Interest in the Facility pursuant to Section 20. If Lessor shall not have received an election notice on or before the date that is twelve (12) months prior to the expiration date of the Basic Term, Lessee shall be deemed to have made the election specified in Section 22(a)(ii) for the minimum length of the Fixed Rate Renewal Term permitted by Section 20. Lessee may withdraw such notice at any time up to twelve (12) months prior to the expiration date of the Basic Term.

                  (b) Notices at End of Renewal Term. Subject to the provisions of subsection (c) below, not less than twelve (12) months or more than twenty-four (24) months prior to the end of any Renewal Term, Lessee shall give Lessor written notice electing to (i) return the Undivided Interest in the Facility in accordance with the provisions of Section 10(a) at the end of the Renewal Term, or (ii) at the end of such Renewal Term, so long as no Event of Default has occurred and is continuing that could reasonably be expected to have a material adverse effect on the Lessor following the purchase of the Undivided Interest in the Facility by the Lessee, purchase the Undivided Interest in the Facility for the Fair Market Sales Value of the Undivided Interest in the Facility pursuant to Section 21 or (iii) so long as no Material Event of Default has occurred and is continuing, exercise a renewal option for the Undivided Interest in the Facility for a Fair Market Renewal Term pursuant to Section 20. Lessee may withdraw such notice at any time up to twelve (12) months before it would otherwise purchase the Facility pursuant to a purchase option or renew the Lease pursuant to the renewal option. The Lessee may specify that it will exercise either a purchase or renewal option, in which case, not less than six
(6) months prior to the end of the Renewal Term, Lessee shall deliver a second written notice (the "Second Notice") to Lessor electing to (i) renew the Lease or (ii) purchase the Undivided Interest in the Facility; provided, however, that if Lessee fails to give the Second Notice, it shall be deemed to have renewed the Lease for the minimum Fair Market Renewal Term. Any notice in which Lessee elects to renew the Lease shall also set forth the length of the applicable Renewal Term, subject to the provisions of Section 20(a).

                  (c) Notices on the Second Anniversary of the Fixed Rate Renewal Term. So long as no Event of Default has occurred and is continuing that could reasonably be expected to have a material adverse effect on the Lessor following the purchase of the Undivided Interest in the Facility by the Lessee, not less than twelve (12) months or more than twenty-four (24) months prior to the second anniversary of the commencement of the Fixed Rate Renewal Term, Lessee may give Lessor written notice specifying that it will purchase the Undivided Interest in the Facility pursuant to clause (i) of Section 21 for the lesser of its Fair Market Sales Value or $____________. If the second anniversary of the Fixed Rate Renewal Term is also the end of the Fixed Rate Renewal Term, the Lessee may also give the notice provided for in subsection (b) above.

                  Section 23. Further Assurances. Lessee shall cause the Operative Documents and any amendments and supplements to any of them (together with any other instruments, financing statements, continuation statements, records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent required by law in order to, and shall take such other actions as Lessor may from time to time reasonably request to establish and maintain Lessor's title to and interest in the Undivided Interest in the Facility, subject to no Liens other than Permitted Liens and each of the other rights and interests created by the Operative Documents in Lessor. Lessee will promptly and duly execute and deliver to Lessor such documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, to establish and perfect and maintain Lessor's right, title and interest in and to the Undivided Interest in the Facility, including, without limitation, if requested by Lessor, at the expense of Lessee, the recording or filing of counterparts or appropriate memoranda hereof, or of such financing statements or other documents with respect hereto as Lessor may from time to time reasonably request, and Lessor agrees promptly to execute and deliver such of the foregoing financing statements or other documents as may require execution by Lessor.

                  Section 24. Counterparts; Uniform Commercial Code. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Each counterpart of this Lease which has been executed by the parties hereto shall be prominently marked to identify the party to whom originally delivered. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), only the counterpart of this Lease and each Lease Supplement marked "Lessor's Copy" and containing the receipt therefor executed by Lessor on the signature page thereof shall evidence the monetary obligations of Lessee hereunder and thereunder. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created by the transfer or possession of any counterpart hereof other than the counterpart marked "Lessor's Copy" and containing the receipt therefor executed by Lessor on or immediately following the signature page thereof.

                  Section   25.   Notices.   Any   notice,   request   or  other
communication hereunder shall be made in accordance with Section 9.1 of the Participation Agreement.

                  Section 26. Investment of Funds. Any monies required to be paid to or retained by Lessor that are not required to be paid to Lessee pursuant to this Lease or any other Operative Document solely because a Default or Event of Default shall have occurred and be continuing, shall, until paid to Lessee or otherwise applied as provided in this Lease or such other Operative Document, be invested by Lessor as security for the obligations of Lessee and not as part of the Trust Estate from time to time at the written direction and expense of Lessee in (a) obligations of, or guaranteed as to interest and principal by, the United States maturing within thirty (30) days after such investment, (b) open market commercial paper maturing within thirty (30) days after such investment of any corporation (other than Lessee or its Affiliates) incorporated under the laws of the United States of America or any State thereof rated "Prime-l" or its equivalent by Moody's or "A-1" or its equivalent by Standard & Poor's or (c) certificates of deposit maturing on or before the thirtieth (30th) day after such investment issued by commercial banks organized under the laws of the United States of America or any governmental subdivision thereof having combined capital and surplus in excess of $1,000,000,000 and, with respect to any such commercial bank, rated "A+" or better by Standard & Poor's Ratings Group (or any successor) to the extent such ratings are then published. Any gain (including interest received) realized as a result of any such investment (net of any fees, commissions or other expenses, if any, incurred in connection with such investment for which Lessor has not been reimbursed) shall be available for application pursuant to this Lease or the other Operative Documents to the same extent as any monies invested by Lessor pursuant to this Section 26, with any portion of such gain that is not so applied being paid to Lessee at the time any unapplied portion of the monies invested pursuant to this Section 26 would be payable to Lessee.

                  Section 27. Miscellaneous. (a) Severability. Any provision of this Lease that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Applicable Law, the parties hereto waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                  (b) Survival. The representations, warranties and indemnities of Lessee under this Lease shall survive the expiration or earlier termination of this Lease, but all other provisions of this Lease shall terminate upon such termination or expiration.

                  (c) Amendment. Neither this Lease nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought.

                  (d) Headings, etc. The Table of Contents and headings of the various Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                  (e) Successors and Assigns; Third Party Beneficiary. This Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. The Lessor and the Lessee agree that the Owner Participant shall be a third party beneficiary of the representations, warranties and covenants contained in this Lease which purport to run to the benefit of the Owner Participant.

                  (f) Non-Merger of Interests. It is the intention of the parties hereto that, unless Lessor shall expressly provide to the contrary, any right, title or interest of Lessor in and to the Operative Documents or any part thereof (including, without limitation, under or pursuant to this Lease) now or hereafter acquired shall remain existing separate and distinct from, and shall not merge with, any right, title or interest of Lessee (or its successors or assigns) in, under or pursuant to this Lease which Lessor may now or hereafter acquire pursuant to this Lease or otherwise, notwithstanding any coincident ownership by Lessor in one or more of such rights, titles or interests.

                  (g) Lease Subject to Applicable Law. All of the provisions of this Lease are intended to be subject to all provisions of applicable law that may be controlling and to be limited to the extent necessary so that they will not render this Lease invalid or unenforceable under the provisions of any Applicable Law.

                  (h) Governing Law; Consent to Jurisdiction; Service of Process; Waiver of Immunities. This Lease has been delivered in, and shall in all respects be governed by and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state (regardless of the laws that might otherwise govern under applicable principles of conflict of laws), including all matters of construction, validity and performance; provided, that matters relating to the creation of the leasehold estate hereunder and the exercise of rights and remedies with respect to such estate shall be governed by and construed in accordance with the laws of the State of California.

                         (i) Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City and, in the event it is a defendant, of any court of its corporate domicile, over any suit, action or proceeding arising out of or relating to this Lease, and the appellate courts of any such jurisdiction. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that Lessee has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, Lessee irrevocably waives such immunity in respect of its obligations hereunder. Each of the parties hereto agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon such party and may be enforced in any court to jurisdiction of which such party is subject by a suit upon such judgment or in any manner provided by law; provided, that service of process is effected as permitted by law, or in the case of Lessee, upon Lessee in the manner specified in the following subsection or as otherwise permitted by law.

                        (ii) As long as any obligations exist under the Operative Documents, Lessee will at all times have an authorized agent in New York City, upon whom process may be served in any legal action or proceeding arising out of or relating to this Lease. Service of process upon such agent and written notice of such service mailed or delivered to Lessee shall to the extent permitted by law be deemed in every respect effective service of process upon Lessee in any such legal action or proceeding. Lessee hereby irrevocably appoints CT Corporation System, as its agent for such purpose, and covenants and agrees that service of process in any suit, action or proceeding may be made upon such party at the office of such agent at 1633 Broadway, New York, New York 10019, U.S.A. Notwithstanding the foregoing, Lessee may, with prior written notice to Lessor, terminate the appointment of CT Corporation System and appoint another agent for the above purposes so that Lessee shall at all times have an agent for the above purposes in New York City.

                        (iii) Lessee hereby irrevocably waives, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any suit, action or proceeding (including appeals) arising out of or relating to this Lease, the posting of any bond or the furnishing, directly or indirectly, of any other security.

                  Section 28. Limitations on Lessor Liability. It is expressly understood and agreed by the parties hereto that, except as otherwise provided herein or in the other Operative Documents, (a) this Lease is executed by the Trust Company, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as Owner Trustee, (b) each and every agreement, covenant, representation, and warranty herein made on the part of Lessor is made and intended not as a personal agreement, covenant, representation, and warranty by Trust Company, or for the purpose or with the intention of binding Trust Company personally, but are made and intended for the purpose of binding only the Trust Estate, (c) actions to be taken by Lessor pursuant to its obligations under this Lease may, in certain circumstances, be taken by Lessor only upon specific authority of Owner Participant, (d) nothing contained in the this Lease shall be construed as creating any liability on Trust Company, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, Trust Company to perform any covenants, warranties, representations, duties or obligations either expressly or impliedly contained herein, all such liability, if any, being expressly waived


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by the other party hereto and by any Person  claiming  by,  through or under it, and (e) so far as Trust Company, individually or personally, is concerned, the other party hereto and any Person claiming by, through or under it shall look solely to the Trust Estate for the performance of any obligation hereunder or under any of the instruments referred to herein; provided, however, that nothing in this Section 28 shall be construed to limit in scope or substance the general corporate liability of Trust Company in respect of (i) its gross negligence or
willful   misconduct   or  its   negligent   handling  of  monies,   (ii)  those
representations, warranties and covenants of Trust Company in its individual capacity set forth herein, (iii) the consequences of its own acts or omissions in breach of the Trust Agreement resulting from its gross negligence, willful misconduct or bad faith, (iv) any Tax based on or measured by any fees, commission or compensation received by it for acting as trustee in connection with any of the transactions contemplated herein. Nothing in this Section 28 shall be deemed to prevent any party hereto from having recourse to and seeking enforcement against the Trust Estate of any covenants, agreements and conditions required to be performed or observed by the Owner Trustee (in its individual capacity and as Owner Trustee) in this Lease.


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                  IN WITNESS  WHEREOF,  Lessor and Lessee  have each caused this
Lease Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                                       U.S. TRUST COMPANY OF CALIFORNIA,
                                       N.A., not in its individual capacity, but
                                       solely as owner  trustee  under the Trust
                                       Agreement    that   creates   the   trust
                                       identified under the title hereof, as Lessor


                                       By:  ____________________________________
                                       Name:
                                       Title:


                                       NORTH AMERICAN CHEMICAL COMPANY,
                                       as Lessee


                                       By:  ____________________________________
                                       Name:
                                       Title:



                                       41

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                                   SCHEDULE I


                             Description of Facility































                                 Schedule I - 1

                                   SCHEDULE II


                               Description of Site






























                                 Schedule II - 1

                                  SCHEDULE III


                           Interim Rent and Basic Rent






























                                Schedule III - 1

                                   SCHEDULE IV


                             Stipulated Loss Values






























                                 Schedule IV - 1